EXHIBIT 4.1



                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                          DATED AS OF NOVEMBER 4, 2000,

                                  BY AND AMONG

                     EXFO ELECTRO-OPTICAL ENGINEERING INC.,

                                 EXFO SUB, INC.,

                           BURLEIGH INSTRUMENTS, INC.,

                             ROBERT G. KLIMASEWSKI,

                               WILLIAM G. MAY, JR,

                                DAVID J. FARRELL

                                       AND

                               WILLIAM S. GORNALL


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 THE MERGER ..........................................................2

         1.1      The Merger...................................................2

         1.2      Effect of Merger.............................................2

         1.3      Effective Time...............................................2

         1.4      Directors and Officers.......................................3

         1.5      Articles of Incorporation, Bylaws............................3

         1.6      Taking of Necessary Action, Further Action...................3

         1.7      The Closing..................................................3

         1.8      Merger Consideration, Conversion of Securities...............4

         1.9      Escrow Arrangements..........................................6

         1.10     Stock Purchase...............................................6

         1.11     Redemption of IDA Bonds and Purchase of Fishers' Assets......6

         1.12     Transfer Taxes...............................................7

         1.13     Payment of Expenses..........................................7

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...7

         2.1      Organization and Authority...................................7

         2.2      Subsidiaries.................................................8

         2.3      Capitalization...............................................9

         2.4      No Breach....................................................9

         2.5      Share Ownership.............................................10

         2.6      Consents and Approvals......................................10

         2.7      Litigation; Proceedings.....................................11

         2.8      Financial Statements........................................11

         2.9      No Undisclosed Liabilities..................................12

         2.10     Absence of Certain Changes or Events........................13

         2.11     Compliance with Laws........................................13

         2.12     Taxes.......................................................13

         2.13     Intellectual Property.......................................15

         2.14     Title to and Condition of Properties........................16

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

         2.15     Contracts and Agreements....................................16

         2.16     Insurance...................................................18

         2.17     Employees...................................................18

         2.18     Employee Benefits...........................................19

         2.19     Securities Matters..........................................21

         2.20     Facilities..................................................23

         2.21     Environmental Matters.......................................23

         2.22     Transaction with the Shareholders...........................26

         2.23     Capital Expenditures........................................26

         2.24     Use of Name.................................................26

         2.25     Brokers, Finders or Financial Advisors......................26

         2.26     Exclusivity of Representations..............................26

         2.27     Full Disclosure.............................................27

ARTICLE 3 REPRESENTATIONS AND WARRANTY OF THE BUYER AND BUYER SUB.............27

         3.1      Organization and Qualifications.............................27

         3.2      Capitalization..............................................28

         3.3      Authorization...............................................28

         3.4      Non-contravention...........................................29

         3.5      Consents and Approvals......................................29

         3.6      Litigation; Proceedings.....................................30

         3.7      Authorization for Buyer Shares..............................30

         3.8      Canadian Documents..........................................30

         3.9      No Undisclosed Liabilities..................................31

         3.10     Absence of Certain Changes or Events........................31

         3.11     Investment Intent...........................................31

         3.12     Experience of the Buyer.....................................31

         3.13     Brokers, Finders or Financial Advisors......................31

         3.14     Full Disclosure.............................................32

ARTICLE 4 COVENANTS OF THE PARTIES............................................32

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

         4.1      Conduct of Business by the Company..........................32

         4.2      Public Announcements........................................34

         4.3      Non-Solicitation; Non-Negotiation...........................35

         4.4      Commercially Reasonable Efforts.............................35

         4.5      Hart-Scott-Rodino Act and Foreign Regulatory Requirements...35

         4.6      Covenants of Parties........................................36

         4.7      Modification of Disclosure Schedules........................37

         4.8      Contact with Customers and Suppliers........................37

         4.9      Secondary Offering..........................................37

         4.10     Other Actions...............................................40

         4.11     Tax Return Filing...........................................40

         4.12     Assistance and Cooperation..................................41

         4.13     Subchapter S relief.........................................42

         4.14     Tax Covenants...............................................42

ARTICLE 5 CONDITIONS TO CLOSING...............................................42

         5.1      Conditions to Each Party's Obligations......................42

         5.2      Conditions to Obligations of the Buyer......................43

         5.3      Conditions to Obligations of the Shareholders and
                  the Company ................................................46

ARTICLE 6 OTHER AGREEMENTS....................................................48

         6.1      Confidentiality.............................................48

         6.2      Cooperation After the Closing...............................48

         6.3      Registration of Buyer Shares................................48

         6.4      Reorganization..............................................55

         6.5      Expenses....................................................56

         6.6      Non-Competition.............................................56

ARTICLE 7 SURVIVAL AND INDEMNIFICATION........................................56

         7.1      Survival Notwithstanding Investigation......................56

         7.2      General Indemnification by the Shareholders.................56

         7.3      Indemnification by the Buyer................................57

         7.4      Indemnification Against Third Party Claims..................58

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

         7.5      Tax Indemnification.........................................59

         7.6      Indemnification to be after Tax, Insurance, Etc.............59

         7.7      Expiry and Limits of Liability..............................59

         7.8      Procedure...................................................61

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER...................................63

         8.1      Termination.................................................63

         8.2      Effect of Termination.......................................63

         8.3      Waiver......................................................63

ARTICLE 9 MISCELLANEOUS.......................................................64

         9.1      Entire Agreement; Amendments................................64

         9.2      Notices.....................................................64

         9.3      Amendments; Waivers.........................................66

         9.4      Headings....................................................66

         9.5      Successors and Assigns......................................66

         9.6      No Third-Party Beneficiaries................................66

         9.7      Governing Law; Consent to Jurisdiction; Language............66

         9.8      Execution...................................................66

         9.9      Severability................................................67

         9.10     Interpretation..............................................67

         9.11     Currency....................................................67

                             INDEX OF DEFINED TERMS

AGREEMENT......................................................................1
ARTICLES OF MERGER.............................................................2
AUDITED FINANCIAL STATEMENTS..................................................12
BCL............................................................................1
BUILDING.......................................................................6
BUYER..........................................................................1
BUYER BALANCE SHEET DATE......................................................31
BUYER FINANCIAL STATEMENTS....................................................30
BUYER INDEMNIFIED PERSON......................................................57
BUYER INDEMNIFIED PERSONS.....................................................57
BUYER MATERIAL ADVERSE EFFECT.................................................27
BUYER SHARES...................................................................4
BUYER STOCK OPTION PLANS......................................................28
BUYER SUB......................................................................1
BUYER SUBORDINATE VOTING SHARES................................................1
CANADIAN DOCUMENTS............................................................30
CASH CONSIDERATION.............................................................4
CLOSING........................................................................3
CLOSING PRICE..................................................................4
COBRA.........................................................................21
CODE...........................................................................2
COMPANY........................................................................1
COMPANY COMMON STOCK...........................................................1
COMPANY CONTRACTS.............................................................17
COMPANY INTELLECTUAL PROPERTY.................................................15
COMPANY MATERIAL ADVERSE EFFECT................................................7
COMPANY PLANS.................................................................19
COPYRIGHTS....................................................................15
COUNTY.........................................................................6
DEMAND REGISTRATION...........................................................38
EFFECTIVE TIME.................................................................3
ENVIRONMENT...................................................................25
ENVIRONMENTAL CONDITION.......................................................25
ENVIRONMENTAL LAW.............................................................25
ENVIRONMENTAL PERMITS.........................................................25
ERISA.........................................................................19
ERISA AFFILIATE...............................................................19
ESCROW AGREEMENT...............................................................6
ESCROW FUND....................................................................6
EXCHANGE RATIO.................................................................5
EXPENSES.......................................................................7
FACILITIES....................................................................23
FARRELL........................................................................1
FINANCIAL STATEMENTS..........................................................12
FISHERS........................................................................6

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FISHERS' ASSETS................................................................6
GAAP..........................................................................12
GORNALL........................................................................1
GOVERNMENTAL ENTITY...........................................................10
HAZARDOUS SUBSTANCES..........................................................25
HSR ACT.......................................................................11
IDA BONDS......................................................................6
INDEMNIFIED PARTY.............................................................61
INDEMNITEE....................................................................58
INDEMNITOR....................................................................58
INTERIM FINANCIAL STATEMENTS..................................................12
KLIMASEWSKI....................................................................1
KNOWLEDGE.....................................................................67
LIENS.........................................................................16
MAY............................................................................1
MERGER.........................................................................1
MERGER CONSIDERATION...........................................................4
NON-COMPETE PERIOD............................................................56
ORDER.........................................................................36
PATENTS.......................................................................15
PERMITS.......................................................................13
PERSON........................................................................11
PLAN OF MERGER.................................................................2
PROSPECTUS....................................................................52
REDEMPTION.....................................................................6
REGISTRATION STATEMENT........................................................49
RELEASE.......................................................................25
RESTRICTED SECURITIES.........................................................51
SEC FINANCIAL STATEMENTS......................................................45
SECONDARY OFFERING............................................................37
SECONDARY REGISTRATION STATEMENT..............................................37
SECURITIES ACT................................................................21
SHAREHOLDER AFFILIATE.........................................................52
SHAREHOLDERS...................................................................1
SHAREHOLDERS INDEMNIFIED PERSONS..............................................57
SIGNING PRICE..................................................................4
SOFTWARE......................................................................15
STOCK CONSIDERATION............................................................4
STOCK PURCHASE.................................................................6
STOCK PURCHASE CONSIDERATION...................................................6
STRADDLE PERIOD...............................................................59
SUBSIDIARIES...................................................................2
SURVIVING CORPORATION..........................................................1
SURVIVING CORPORATION COMMON STOCK.............................................1
TAX CLAIMS....................................................................59
TAX LOSSES....................................................................59

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TAX RETURNS...................................................................14
TAXES.........................................................................14
TECHNOLOGY....................................................................15
TRADEMARKS....................................................................15
TRANSFER TAXES.................................................................7
WITHDRAWN SHARES...............................................................6

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                                LIST OF EXHIBITS


Exhibit A                  Articles of Merger

Exhibit B                  Officers of Surviving Corporation

Exhibit C                  Buyer Shares

Exhibit D                  Form of Escrow Agreement



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                                LIST OF SCHEDULES

Schedule 2.2               Subsidiaries

Schedule 2.3               Capitalization and share restriction agreements

Schedule 2.4               Conflicts with agreements

Schedule 2.5               Share ownership

Schedule 2.10              Certain changes or events

Schedule 2.12              S Corporation election

Schedule 2.13(A)           Intellectual property

Schedule 2.13(B)           Intellectual property

Schedule 2.13(E) Conflicts with agreements dealing in intellectual property

Schedule 2.14              Liens

Schedule 2.15              Company contracts

Schedule 2.15(A) Breaches of company contracts and contracts restricting sales territory

Schedule 2.15(B)           Embedded software licenses

Schedule 2.16              Insurance

Schedule 2.17              List of employees

Schedule 2.18              Company plans

Schedule 2.20 Current leases and property previously owned within the last five years

Schedule 2.21(C)           Environmental permits

Schedule 2.22              Transactions with the Shareholders

Schedule 2.23              Capital expenditures

Schedule 2.24              Use of name

Schedule 4.1               Conduct of business by the Company

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

         THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "AGREEMENT") is dated as of November 4, 2000 among EXFO Electro-Optical Engineering Inc., incorporated pursuant to the CANADA BUSINESS CORPORATIONS ACT (the "BUYER"), EXFO Sub, Inc., a corporation organized under the laws of the State of New York ("BUYER SUB"), Burleigh Instruments, Inc., a corporation organized under the laws of the State of New York (the "COMPANY"), Robert G. Klimasewski, ("KLIMASEWSKI"), William G. May, Jr., ("MAY"), David J. Farrell ("FARRELL") and William S. Gornall ("GORNALL" and, together with Klimasewski, May and Farrell, the "SHAREHOLDERS").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Buyer and the Company, and Buyer, as the sole shareholder of Buyer Sub have determined that it is advisable and in the best interests of the respective corporations and their shareholders that Buyer Sub be merged with and into the Company in accordance with the New York Business Corporation Law (the "BCL" ) and the terms of this Agreement, pursuant to which the Company will be the surviving corporation (the "MERGER");

         WHEREAS, in furtherance thereof, the respective Boards of Directors of Buyer, Buyer Sub and the Company have approved the merger of Buyer Sub with and into the Company, with the Company to be the surviving corporation in such Merger (the "SURVIVING CORPORATION"), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $0.02 per share, of Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), will be converted into the right to receive cash and Buyer Subordinate Voting Shares, without par value, (all such shares to be issued in the Merger ("BUYER SUBORDINATE VOTING SHARES") based upon the Exchange Ratio (as defined in Section 1.8);

         WHEREAS Buyer will receive at the Effective Time full equity ownership of the outstanding stock of the Surviving Corporation through the simultaneous conversion at the Effective Time of the issued and outstanding common stock of Buyer Sub into common stock of the Surviving Corporation and cancellation of Company Common Stock;

         WHEREAS the holders of shares of Company Common Stock immediately prior to the Effective Time have the right to receive cash and Buyer Subordinate Voting Shares in the Merger and, in consideration of Buyer's agreeing to deliver such Buyer Subordinate Voting Shares to the Shareholders, as set forth in
Section 2.1, and in exchange for their issuance, Buyer is entitled to subscribe and will subscribe to a number of shares of common stock, par value $0.02 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK") equivalent to the number of shares of Company Common Stock outstanding immediately prior to the Effective Time;

         WHEREAS, the Shareholders own 100% of the Company Common Stock;

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                                      - 2 -

         WHEREAS, the Company has two majority-owned subsidiaries, Burleigh Instruments, Ltd. and Burleigh Instruments GmbH (the "SUBSIDIARIES");

         WHEREAS, Klimasewski and May are the sole minority shareholders of the Subsidiaries and desire to sell their full interests in the Subsidiaries to Buyer;

         WHEREAS, the Company and the Shareholders desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

1.1      THE MERGER

         At the Effective Time (as defined in Section 1.3 hereof), subject to the terms and conditions of this Agreement and the Articles of Merger (as defined in Section 1.3 hereof), Buyer Sub shall be merged with and into the Company, the separate existence of Buyer Sub shall cease, and the Company shall continue as the Surviving Corporation.

1.2      EFFECT OF MERGER

         The effect of the Merger shall be as set forth in Section 906 of the BCL, and the Surviving Corporation shall succeed to and, without limiting the generality of the foregoing, shall possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Company, all without further act or deed.

1.3      EFFECTIVE TIME

         The consummation of the Merger shall be effected as promptly as practicable, but in no event more than three business days after the satisfaction or waiver of the conditions set forth in ARTICLE 5 of this Agreement (other than those conditions which by their nature are to be satisfied at the Closing, but subject to satisfaction of those conditions), and the parties hereto will cause a copy of the Articles of Merger attached hereto as Exhibit A (the "ARTICLES OF MERGER") and including a Plan of Merger (the "PLAN OF MERGER") to be executed, delivered and filed with

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                                      - 3 -

         the Secretary of State of the State of New York in accordance with the BCL. The Merger shall become effective at the later to occur of the filing of the Articles of Merger with the Secretary of State of the State of New York. The date and time on which the Merger shall become effective is referred to herein as the "EFFECTIVE TIME" .

1.4      DIRECTORS AND OFFICERS

         From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Buyer Sub immediately prior to the Effective Time and the officers of the Surviving Corporation shall be the persons who are set forth on Exhibit B attached hereto. The directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.5      ARTICLES OF INCORPORATION, BYLAWS

         From and after the Effective Time and until further amended in accordance with applicable law, the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation. From and after the Effective Time and until further amended in accordance with law, the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

1.6      TAKING OF NECESSARY ACTION, FURTHER ACTION

         Buyer, Buyer Sub, the Company and the Shareholders, respectively, shall each use all commercially reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the BCL at the time specified in Section 1.3 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of the Company, the officers of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take, and shall take, all such lawful and necessary action.

1.7      THE CLOSING

         (a) The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Harter, Secrest & Emery LLP, 700 Midtown Tower, Rochester, New York 14604-2070 and will be effective as of the Effective Time.

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                                      - 4 -

         (b) At the Closing, parties shall deliver or shall cause to be delivered to each other the documents required to be delivered pursuant to this Agreement, including the following:

                  (i) Buyer shall deliver to each Shareholder: (i) the aggregate amount of the Cash Consideration payable to such Shareholder in United States dollars in immediately available funds by wire transfer to one or more accounts designated prior to the Effective Time in writing by each such Shareholder for said purpose, subject to Section 1.13; (ii) stock certificates representing the Buyer Shares (other than Escrow Shares) registered in each Shareholder's name and in such denominations as set forth on Exhibit C, which shall be agreed upon by the parties at the Closing and which shall be determined by reference to the Closing Price; and (iii) all documents, instruments and writings required to have been delivered at or prior to the Effective Time by the Buyer or by Buyer Sub pursuant to this Agreement;

                  (ii) Buyer shall deliver to the Escrow Agent stock certificates representing the Escrow Shares;

                  (iii) Each Shareholder shall deliver and surrender to the Buyer his certificate or certificates representing shares of Company Common Stock, and the Company and the Shareholders shall deliver to the Buyer and Buyer Sub all other documents, instruments and writings required to have been delivered at or prior to the Effective Time by the Company or the Shareholders pursuant to this Agreement.

1.8      MERGER CONSIDERATION, CONVERSION OF SECURITIES

         The total consideration to be paid by Buyer in the Merger shall be $275,000,000 (the "MERGER CONSIDERATION") consisting of (a) $40,000,000 payable in cash (the "CASH CONSIDERATION") and (b) $235,000,000 (the "STOCK Consideration") payable in the form of Buyer Subordinate Voting Shares (the "BUYER SHARES"). The aggregate number of Buyer Shares payable shall be determined by dividing the Stock Consideration by the Closing Price. The "CLOSING Price" shall be the average closing price of Buyer Subordinate Voting Shares for the five trading days ending with the day immediately preceding the Closing, as reported by the Nasdaq National Market; provided, however, that for purposes of this Agreement, if the Closing Price is less than 90% of the Signing Price, the Closing Price shall be 90% of the Signing Price, and if the Closing Price is greater than 110% of the Signing Price, the Closing Price shall be 110% of the Signing Price. The "SIGNING PRICE" is $38.125, representing the closing price of the Buyer Subordinate Voting Shares, as reported by the Nasdaq National Market, at closing of trading on October 31, 2000. If, prior to the Closing, there is any stock dividend, stock split or other change in the character or amount of the outstanding

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                                      - 5 -

         Buyer Subordinate Voting Shares, then in such event any and all new, substituted or additional securities to which the Shareholders would have been entitled by reason of their ownership of the Buyer Shares had the Closing occurred prior to such event shall be considered Buyer Shares for purposes of this Agreement and the consideration to be received by each Shareholder shall be adjusted accordingly. At the Effective Time, by virtue of the Merger and without further action on the part of Buyer, Buyer Sub or the Company, the shares of Company Common Stock issued and outstanding immediately prior to Closing shall be conceded and extinguished and shall be converted into the right to receive the Merger Consideration, such that each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive eight hundred dollars ($800), plus a pro-rata portion of the Stock Consideration (collectively, the "EXCHANGE RATIO"). Each share of common stock, par value of $0.001 per share of Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued fully paid and non-assessable share of Surviving Corporation Common Stock as of the Effective Time, and the Surviving Corporation shall become a wholly-owned subsidiary of Buyer. In exchange for and in consideration of the issuance of the Merger Consideration, Buyer will be entitled to subscribe and undertakes and agrees to subscribe, at the Effective Time, for the Surviving Corporation Common Stock. The Surviving Corporation Common Stock will at the Effective Time have been duly authorized and, when issued to Buyer, will be validly issued and outstanding as fully paid and non-assessable. The number of shares of Company Common Stock held by each Shareholder and to be converted into the right to receive the Merger Consideration is set forth opposite each Shareholder's name on Exhibit C. Subject to the escrow provisions of Section 1.9, the Merger Consideration shall be payable to the Shareholders pro rata, determined by multiplying such Merger Consideration by a fraction, the numerator of which is the number of shares of Company Common Stock owned by the Shareholder and the denominator of which is the total number of issued and outstanding shares of Company Common Stock. No fraction of a share of Buyer Subordinate Voting Shares shall be issued, and each fractional share thereof shall be rounded up to the nearest whole number. Until surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented shares of Company Common Stock shall be deemed to represent and evidence only the right to receive the Merger Consideration to be paid therefore as set forth in this Section 1.8. No interest shall accrue or be payable with respect to any Cash Consideration which any Shareholder shall be entitled to receive. Buyer shall be authorized to pay Merger Consideration attributable to any certificate theretofore issued which has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of Company Common Stock represented thereby and of appropriate indemnification. It being agreed that the Merger Consideration received by Messrs. Farrell and Gornall shall be reduced on a dollar for dollar basis equal to six
         (6) months their respective annual remuneration in the event that Messrs. Farrell or Gornall terminate unilaterally their respective employment agreement with the Surviving Corporation prior to the second anniversary of the Effective Time.

1.9      ESCROW ARRANGEMENTS

         Simultaneously with the Merger and at the Effective Time, an aggregate 15% of the Stock Consideration will be delivered to the Escrow Agent (as such term is defined in the Escrow Agreement attached hereto as Exhibit D (the "ESCROW AGREEMENT")). Such shares of Buyer Shares shall constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth in the Escrow Agreement. The portion of the Escrow Fund contributed on behalf of each of the Shareholders shall be in proportion to the Merger Consideration which such holder would otherwise be entitled under Section 1.8. The Escrow Fund shall terminate in accordance with the terms of the Escrow Agreement. The provisions of the Escrow Agreement shall govern in the event of any conflict between the Escrow Agreement and this Section 1.9. The Shareholders may withdraw shares of Buyer Shares (the "WITHDRAWN SHARES") and substitute cash in lieu thereof at any time, provided that the amount deposited in substitution for the Withdrawn Shares is equal to the product of (i) the Closing Price, and (ii) the number of Withdrawn Shares.

1.10     STOCK PURCHASE

         At the Closing, May and Klimasewski shall sell to the Surviving Corporation, and the Surviving Corporation shall purchase from May and Klimasewski, all of their right, title and interest in and to the shares of the Subsidiaries held by them (the "STOCK PURCHASE"). The price for the shares to be acquired in the Stock Purchase shall be one dollar (the "STOCK PURCHASE CONSIDERATION").

1.11     REDEMPTION OF IDA BONDS AND PURCHASE OF FISHERS' ASSETS

         Immediately after the Closing, May and Klimasewski shall cause the Fishers Development Company, a New York general partnership, all of the equity which is owned by Klimasewski and May ("FISHERS") to require the Ontario County Industrial Development Agency ("COUNTY") to redeem (the "REDEMPTION") the $1,350,000 Ontario County Industrial Development Agency Multi-Mode Variable Rate Demand Industrial Development Revenue Bonds, Series 2000 (the "IDA BONDS") in full in accordance with the terms of such IDA Bonds. Concurrently upon the Redemption, May and Klimasewski shall cause Fishers to sell the land, building (the "BUILDING") and equipment (collectively referred to as "FISHERS' Assets"), situated at 7647 County Road 42, in the town of Fishers in the State of New York, to be sold to the Surviving Corporation at an aggregate purchase price of $2,300,000. Such Building shall be renovated in accordance with the capital expenditures plan described in
         Section 2.23 hereof.

1.12     TRANSFER TAXES.

         All stamp, transfer, documentary, sales, use, registration, recordation and other such taxes and fees incurred in connection with this Agreement (collectively, "TRANSFER TAXES") shall be paid by the Shareholders and the Shareholders shall, at their own expense, prepare and properly file accurate tax returns and other documentation with respect to the Transfer Taxes on a timely basis.

1.13     PAYMENT OF EXPENSES.

         At the Closing, the Buyer hereby agrees to pay directly, on behalf of the Shareholders, the investment banking and legal fees incurred by or on behalf of the Shareholders in connection with the transactions contemplated hereby (collectively, the "EXPENSES"). At the Closing, the Buyer shall pay the Expenses in cash, in the currency requested by the service provider, by wire transfer of immediately available funds. Such payment of Expenses made by the Buyer shall be deducted from the Cash Consideration payable hereunder. The Shareholders shall, at least two business days prior to the Closing Date, advise the Buyer in writing of the amount of the Expenses, together with wire transfer instructions for such payments.

                                    ARTICLE 2

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

The Company and the Shareholders hereby jointly and severally represent and warrant to Buyer, as of the date hereof (except as to any representation or warranty which specifically relates to an earlier date) as follows:

2.1      ORGANIZATION AND AUTHORITY

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. The Company has the requisite corporate power and authority: (a) to carry on its business as currently conducted; (b) to own and use the properties owned and used by it; and (c) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of the

                  Company, taken as a whole, provided, however, any adverse change, effect or circumstance (a) primarily arising out of or resulting primarily from actions contemplated by the parties hereto in connection with this Agreement, (b) resulting from economic factors affecting the economy as a whole or (c) resulting from factors generally affecting the specific markets in which the Company competes shall not be deemed in themselves, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been, a Company Material Adverse Effect. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and the Shareholders, and assuming this Agreement constitutes a valid and binding obligation of the Buyer and Buyer Sub, this Agreement constitutes a valid and binding agreement of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law. The Company is not in violation of any of the provisions of its Certificate of Incorporation, by-laws or other organizational documents or laws applicable to it, except for violations which could not reasonably be expected to have a Company Material Adverse Effect.

2.2      SUBSIDIARIES

         Schedule 2.2 sets forth, for each Subsidiary: (a) its name and jurisdiction of incorporation; (b) the number of shares of authorized capital stock of each class of its capital stock or other equity interests; (c) the number of issued and outstanding shares of each class of its capital stock or other equity interests, the names of the holders thereof and the number of shares held by each such holder; (d) the number of shares of its capital stock held in treasury; and (e) its directors and officers. Each Subsidiary is an entity duly organized, validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction of its organization. Each Subsidiary is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to have a Company Material Adverse Effect. Neither of the Subsidiaries currently has any active business operations, nor have had any active business operations in the previous three years. No Subsidiary is in default under or in violation of any provision of its organizational documents or under any statutes or regulations. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights. All shares of each Subsidiary that are held of record or owned beneficially by the Company are held or owned free and clear of any Liens or other restrictions on transfer (other than restrictions under applicable securities laws). There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary to which the Company or any Subsidiary is a party. Neither the Subsidiaries nor the Company, except for the Subsidiaries, own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization, limited liability company or entity. All issued and outstanding shares of capital stock or other equity interest of the Subsidiaries are owned by the Company, Klimasewski or May, free and clear of all liens, charges, encumbrances, claims and options of any nature. The Company, Klimasewski and May each have full right power and authority to sell, transfer, assign and deliver the respective shares of capital stock or other equity interest of the Subsidiaries being sold by each of them to the Buyer. All of the outstanding shares of capital stock or other equity interests of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable.

2.3      CAPITALIZATION

         The authorized, issued and outstanding shares of capital stock of the Company are as set forth on Schedule 2.3. The outstanding shares of Company Common Stock are duly and validly authorized and issued, fully paid and non-assessable and are owned of record by the Shareholders as set forth on Schedule 2.3 and represents 100% of the issued and outstanding share capital of the Company. The Company does not have outstanding any options, warrants or other rights to acquire, directly or indirectly, capital stock from the Company, and the Company does not have any obligation to repurchase or redeem any capital stock of the Company. Except as set forth on Schedule 2.3, the Company is not party to any agreement, and, to the Shareholders' Knowledge, there is no agreement between any Persons, which grants any rights of first refusal or pre-emptive rights or relates to the voting or giving of written consents with respect to any security or by a director of the Company or its Subsidiaries.

2.4      NO BREACH

         Except as set forth on Schedule 2.4, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any provision of: (i) the Certificate of Incorporation or By-laws of the Company or any provision of the comparable organizational documents of any of its Subsidiaries; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, the Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 2.6, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries or the properties or assets of the Company or its Subsidiaries, other than, with respect to any of the matters described above, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

2.5      SHARE OWNERSHIP

         Except as set forth on Schedule 2.5, each Shareholder has full right, power and authority to sell, transfer, assign and deliver the shares of Company Common Stock being sold by such Shareholder hereunder. Immediately prior to the delivery of the shares of Company Common Stock, such Shareholder was the sole registered and beneficial owners of the shares of Company Common Stock listed opposite his name on
         Schedule 2.3 and, except as set forth on Schedule 2.5, had good and valid title to such shares, free and clear of all Liens and restrictions on transfer (other than restrictions on transfer imposed by applicable securities laws). There are no outstanding options, warrants, convertible securities, calls, rights, commitments, pre-emptive rights or agreements or instruments or understandings of any character to which such Shareholder is a party, obligating such Shareholder to deliver or sell, or cause to be delivered or sold, contingently or otherwise, such shares of Company Common Stock. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings to which such Shareholder is a party restricting or otherwise relating to voting, dividend or other rights with respect to such shares.

2.6      CONSENTS AND APPROVALS

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency, commission or other governmental authority or agency, domestic or foreign (each, a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company and its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company and its Subsidiaries of the transactions contemplated by this Agreement, except for (a) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and applicable filings under foreign antitrust and competition laws, (b) such filings, consents, approvals, orders, registrations and declarations as may be necessary as a result of the facts or circumstances relating solely to the Company and its Subsidiaries, and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by any Shareholder nor the consummation of the transactions contemplated hereby by any Shareholder will (1) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any Shareholder is a party or by which any Shareholder is bound, or (2) require such Shareholder to obtain any authorization, consent, approval or waiver from, give notification to, or make any filing with, any Governmental Entity, or to obtain the approval or consent of any other Person, except for such conflicts, breaches, violations or defaults, or any authorization, consent, approval, waiver, notification or filing the failure of which to obtain or make, will not (x) impair in any material respect the ability of such Shareholder to perform such Shareholder's obligations under this Agreement or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. For purposes of this Agreement, "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.7      LITIGATION; PROCEEDINGS

         There is no action, suit or proceeding, governmental or otherwise, pending or, to the Company's Knowledge, threatened against the Company or the Subsidiaries or any of their respective properties or business that questions the validity of this Agreement, or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or the Subsidiaries having or reasonably likely to have, in the future, any such effect.

2.8      FINANCIAL STATEMENTS

         The Shareholders have delivered to the Buyer (a) complete and correct copies of the Company's audited consolidated balance sheet as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows (together with the auditors' report thereon) for the year ended December 31, 1999 and 1998, together with notes to such financial statements (the "AUDITED

         FINANCIAL STATEMENTS"), and (b) complete and correct copies of the Company's unaudited consolidated balance sheet as at September 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the nine month periods ended September 30, 2000 (the "INTERIM FINANCIAL STATEMENTS") (the Audited Financial Statements and Interim Financial Statements are herein collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby and present fairly in all material respects, as of their respective dates, the financial condition and results of operations of the Company (subject, in the case of Interim Financial Statements, to normal, recurring year-end adjustments that may be required upon audit). No information has become available to the Company that would render the Financial Statements materially and adversely incomplete or inaccurate.

2.9      NO UNDISCLOSED LIABILITIES

         (a) None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) which is material to the Company and its Subsidiaries, taken as a whole, except for: (i) liabilities shown on the latest balance sheet included in the Financial Statements; (ii) liabilities which have arisen since the date of the latest balance sheet included in the Financial Statements in the ordinary course of business consistent with past practices and that do not violate any covenants or representations and warranties contained in this Agreement; or
                  (iii) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

         (b) The Shareholders may not evade their liability under the warranty undertakings made under the terms of this Agreement or the resulting financial liability by pleading ignorance of the facts in question.

         (c) Any enquiry carried out by the Buyer and/or by representatives or advisers of the Buyer, or anyone whomsoever from the Company or the Subsidiaries within the Buyer's group, including the verification of the schedules hereto, shall not exempt the Shareholders from their obligations in respect of this agreement or its commitments.

         (d) The Shareholders represent that nothing can limit their capacity to subscribe and perform the undertakings taken in respect of this Agreement and in particular they represent there is no legal or contractual obstacle or restriction to the performance of the warranty obligations subscribed in connection with this Agreement.

2.10     ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as set forth on Schedule 2.10, since September 30, 2000, each of the Company and its Subsidiaries has conducted its business only in the ordinary course and has used its best efforts to preserve its business and assets and (a) there has not occurred any events or changes that have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (b) there has not been any change in the accounting principles, policies, practices or procedures of the Company and its Subsidiaries or their application to the Company and (c) neither the Company or its Subsidiaries has taken any action that would have been prohibited under Section 4.1 hereof.

2.11     COMPLIANCE WITH LAWS

         The Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to their respective businesses or operations, except for matters which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of any Permits and for defaults under Permits which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

2.12     TAXES

         Except to the extent that the failure to comply with the following representations would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect: each of the Company and its Subsidiaries has timely filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and all such filed Tax Returns are complete and accurate in all respects; the Company and each of its Subsidiaries have timely paid (or the Company has paid on its behalf) all Taxes due or claimed to be due whether by proposed assessment or otherwise by any taxing authority; the most recent financial statements contained in the Financial Statements reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements; no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for on the Company's financial statements in accordance with GAAP; all Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity; the Company does not have any liability for Taxes of any other person or entity; the Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties; there are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period of the collection or assessment of, Taxes due with respect to the Company for any taxable period; no closing agreement that could affect the Taxes of the Company for periods ending after the date of the Closing pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company; the Company has not agreed to and is not required to make any adjustment with respect to the taxable periods ending after the date of the Closing pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, there is no application pending with any taxing authority requesting permission for any such change in any accounting method of the Company, and the IRS has not proposed any such adjustment or change in accounting method; the Company has not filed, and will not file through the date of the Closing, any state or local Tax Returns on a unitary or combined basis with any other person; the Company has made no material elections, other than an election to be an S corporation pursuant to Section 1362 of the Code (or pursuant to a comparable state or local tax provision); and there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code. For purposes of this Agreement, "TAXES" means all taxes, including without limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "TAX RETURNS" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         The Company (i) timely elected to be treated as an S corporation for federal tax purposes and, except as set forth on Schedule 2.12, for the tax purposes of each state in which the Company is subject to tax, effective on October 1, 1988, and (ii) where applicable has properly maintained its status as an S corporation for all taxable periods since October 1, 1988 and, accordingly, the Shareholders will pay when due federal income taxes or state income taxes with respect to any taxable period beginning on October 1, 1988 and through its taxable year (or portion thereof) ending on the date of the Closing. Schedule 2.12 sets forth each state with respect to which the Company has made an election to be treated as an S corporation. Neither the Shareholders nor the Company is aware of any event that exists or has existed that presents any risk that the status of the Company as an S corporation is or has been at any time subject to termination or revocation. There are no liens for Taxes upon any of the assets of the Company, except Liens for current Taxes not yet due and payable. To the Company's Knowledge, there is no pending dispute with any taxing authority relating to any of the Company's Tax Returns and there is no tax audit of any Tax Return of the Company pending or currently in process.

2.13     INTELLECTUAL PROPERTY

         (a) Schedule 2.13(a) includes a list of all Patents, Trademarks, Copyrights and Software owned or licensed by the Company and its Subsidiaries. "COMPANY INTELLECTUAL PROPERTY" shall mean all (i) United States and foreign patents, patent applications, and other patent rights ("PATENTS"); (ii) United States and foreign trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof ("TRADEMARKS"); (iii) United States and foreign copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights ("Copyrights"); (iv) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) ("TECHNOLOGY"); and (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto ("SOFTWARE"), but not including mass-marketed software with a price of less than $1,500 per copy. The Company and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use, sell, and license, free and clear of any and all Liens or material restrictions, any and all Company Intellectual Property, except where any failure to own, license or otherwise possess legally enforceable rights to use such Company Intellectual Property would not reasonably be expected to have a Company Material Adverse Effect.

         (b) Schedule 2.13(b) sets forth all material licenses, sublicenses, and other agreements or permissions under which the Company and its Subsidiaries are a licensor of Company Intellectual Property.

         (c) Except as may be evidenced by patents issued after the date hereof, neither the Company nor its Subsidiaries have been named in any suit, action or proceeding which involves a claim of infringement of any Patents, Trademarks, Copyrights, Technology or Software of any third party. To the Company's Knowledge, the manufacturing, marketing, licensing or sale of the products of the Company and its Subsidiaries as presently conducted do not infringe any valid Patents, Trademarks, Copyrights, Technology or Software of any third party, except for any such infringement that would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has taken all necessary and reasonable action to maintain and protect each item of Company Intellectual Property.

         (d) All material Sofware used, sold, or licensed by the Company and its Subsidiaries is free from any material software defect, performs materially in conformance with its documentation, and does not contain any code or mechanism that could be used to interfere with the operation of the Software.

         (e) Except as set forth on Schedule 2.13(e), the Company is not and its Subsidiaries are not, nor, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, will be, in violation of any agreement relating to any Company Intellectual Property.

2.14     TITLE TO AND CONDITION OF PROPERTIES

         Each of the Company and its Subsidiaries has good and marketable title to or a valid leasehold interest under a capitalized lease in all assets recorded on the Company's balance sheet as of September 30, 2000, free and clear of all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, "LIENS"), except for (a) assets no longer used or useful in the conduct of the business or disposed of in the ordinary course of business since such date, (b) Liens disclosed in the Financial Statements and in Schedule 2.14, (c) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (d) Liens for current Taxes not yet due and payable. Each of the Company and its Subsidiaries has a valid leasehold or other interest in all other assets used by it in its business, other than exceptions that would not reasonably be expected to have a Company Material Adverse Effect. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company and its Subsidiaries are in good condition and repair, except for ordinary wear and tear, and are fit for their present use and usable in the ordinary course of business, except for any matter otherwise covered by this sentence which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.15     CONTRACTS AND AGREEMENTS

         Schedule 2.15 sets forth a list of:

         (a) each contract, agreement or commitment of the Company or its Subsidiaries which requires total payments to or by the Company or any of its Subsidiaries of at least $50,000 annually;

         (b) each contract, agreement or commitment of the Company or its Subsidiaries or any of its Subsidiaries which has a remaining term longer than one hundred and eighty (180) days, which requires total payments to or by the Company or any of its Subsidiaries of at least $100,000 during the remaining term and which is not terminable on thirty (30) or fewer days' notice without penalty;

         (c) each contract, agreement or commitment to which the Company or any of its Subsidiaries is a party or by which any of its assets are bound relating to indebtedness for borrowed money, including capital leases and security agreements relating thereto and any amendment or waiver thereof;

        (d) each lease of real property by the Company or any of its Subsidiaries;

        (e) any collective bargaining agreement, union agreement, employment agreement, consulting agreement, management service agreement or substantially similar type of contract or agreement to which the Company or any of its Subsidiaries is a party;

         (f) any consent decree and other judgment, decree or order, settlement agreement or other agreement limiting the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person in any geographic areas;

         (g) any joint venture agreement or other contract, agreement or commitment to which the Company or any of its Subsidiaries is a party involving a sharing of profits or expenses; and

         (h) any outstanding loan (other than pursuant to a plan intended to satisfy the requirements of Section 401(c) of the Code) or advance by the Company or any of its Subsidiaries to, or investment by the Company or any of its Subsidiaries in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment (excluding trade receivables).

         All of the contracts, agreements, leases, licenses, arrangements, commitments and documents listed on Schedule 2.15 (collectively, the "COMPANY CONTRACTS") are valid obligations of the Company or any of its Subsidiaries and, to the Company's Knowledge, each other party thereto, and are binding and in full force and effect in accordance with their terms and conditions. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no existing default thereunder or breach thereof by the Company or any of its Subsidiaries or by any other party thereto, or any conditions which, with the passage of time or the giving of notice or both, might reasonably constitute such a default by the Company, such Subsidiaries, or by any other party to a Company Contract and, except as set forth in Schedule 2.15(a), none of the Company Contracts will be breached by or give any other party a right of termination as a result of the transaction contemplated by this Agreement. There are no pending or, to the Company's Knowledge, threatened disputes with respect to the Company Contracts.

         Except as set forth on Schedule 2.15(b), neither the Company nor the Subsidiaries, pursuant to any contract, agreement, franchise, licence or permit, holds, possesses, uses or has access to, or has the right to hold, possess, use or have access to, any property or right of any nature belonging to any other person upon which the conduct of the business of the Company or the Subsidiaries as it is being customarily conducted is dependent. Except as set forth on Schedule 2.15(b), neither the Company nor the Subsidiaries is bound by any contract or agreement purporting to materially constrain or limit the Company or the Subsidiaries in the conduct of its business or affairs. Neither the Company nor the Subsidiaries are bound by any non-competition, affirmative or restrictive covenant limiting the nature of the business that any such corporation can carry on, or the time or territory in which the business of the corporation and of the Subsidiaries can be operated. Neither the Company nor the Subsidiaries knows of any bid or contract proposal made by the Company or the Subsidiaries that, if accepted and entered into, might result in a material loss to the Company or the Subsidiaries.

2.16     INSURANCE

         Schedule 2.16 sets forth a list of all policies of fire, extended coverage, liability and all other kinds of insurance held by the Company in connection with the conduct of its and its Subsidiaries' business and operations (other than policies relating to Company Plans). Such policies are in full force and effect and, to the Company's Knowledge, neither the Company nor any Subsidiary is not in default with respect to its obligations under any of such insurance policies, except for any failures to be in full force and effect or defaults that would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries maintain the type and amount of insurance which the Company and its Subsidiaries believe is adequate in coverage and amount to insure fully against the risks to which the Company, its Subsidiaries and their employees, directors, business, properties and other assets would reasonably be expected to be exposed in the operation of their respective business.

2.17     EMPLOYEES

         (a) Schedule 2.17 sets forth the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively) and location of all current employees of the Company and each Subsidiary.

         (b) No key employee or group of employees has given notice to terminate or, to the Company's knowledge, has any plans to terminate employment with the Company or any Subsidiary. Neither the Company nor its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

         (c) To the Company's Knowledge, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

2.18     EMPLOYEE BENEFITS

         (a) Schedule 2.18 lists all material employee benefit plans and collective bargaining, employment or severance agreements or other similar arrangements which the Company and its Subsidiaries, or any ERISA Affiliate, sponsors, maintains, or to which contributions are made, for the benefit of employees of the Company, its Subsidiaries or an ERISA Affiliate, including, without limitation, (1) any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (2) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (3) any plan, agreement or arrangement providing for "fringe benefits." The plans, agreements and arrangements described in this Section 2.18 are referred to herein as the "COMPANY PLANS". For purposes of this Agreement, "ERISA AFFILIATE" means any Person that is a member of "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with the Company, as defined in Section 414 of the Code.

         (b) None of the Company Plans is (i) a plan subject to Title IV of ERISA or Section 412 of the Code, (ii) a "multi-employer plan" (within the meaning of Section 3(37) of ERISA), (iii) a "multiple employer plan" (within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code), (iv) a "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code), or (v) a "multiple employer welfare arrangement" (within the meaning of Section 3(40)(A) of ERISA).

         (c) Neither the Company, its Subsidiaries nor any ERISA Affiliate has ever contributed to, or had an obligation to contribute to, any plan subject to Title IV of ERISA or Section 412 of the Code, any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), any "multiple employer plan" (within the meaning of Section 3(40) of ERISA or Section 413(c) of the
                  Code), any "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code), or any "multiple employer welfare arrangement" (within the meaning of Section 3(40)(A) of ERISA).

         (d) None of the Company Plans, nor any trust created thereunder, now holds or has heretofore held as assets any stock or securities issued by the Company, its Subsidiaries or any ERISA Affiliate.

         (e) The Company and its Subsidiaries have delivered or made available to Buyer true and complete copies of all documents and summary plan descriptions of the Company Plans or summary descriptions of any such Company Plan not otherwise in writing. The Company and its Subsidiaries have delivered to Buyer true and complete copies of the most recent determination letters and the Forms 5500 filed in the most recent plan year with respect to any Company Plan, including all schedules thereto and financial statements with attached opinions of independent accountants (if required). The Company and its Subsidiaries have delivered to Buyer all communications received from or sent to the Internal Revenue Service or the Department of Labor within the last year, including but not limited to any Forms 5330 filed by the Company, its Subsidiaries or any ERISA Affiliate related to Company Plans.

         (f) Each Company Plan (and any related trust agreement) has been administered in accordance with its terms, except for any failure to so administer that would not reasonably be expected to have a Company Material Adverse Effect. The Company, its Subsidiaries and each ERISA Affiliate, is in compliance with the applicable provisions of ERISA, the Code and all laws applicable thereto, except for any failure to so comply that would not reasonably be expected to have a Company Material Adverse Effect.

         (g) All reports, returns and similar documents with respect to each Company Plan required to be filed with any Governmental Authority or distributed to any participant of each Company Plan have been duly and timely filed or distributed.

         (h) No actions, suits, disputes or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Company's Knowledge, threatened with respect to any Company Plan. To the Company's Knowledge, no audits, inquiries, reviews, proceedings, claims, or demands are pending with any Governmental Authority with respect to any Company Plan.

         (i)      Each Company Plan that is intended to be qualified under
                  Section 401(a) of the Code has received a favourable determination letter from the Internal Revenue Service that such Company Plan is qualified under Section 401(a) of the Code.

         (j) No Company Plan provides for or continues medical or health benefits, or life insurance or other death benefits (through insurance or otherwise) for any employee or any dependent or beneficiary of any employee after such employee's retirement or other termination of employment except as may be required by COBRA or applicable state law, and there has been no communication to any employee that could reasonably be expected to promise or guarantee any such benefits. For purposes of this Agreement, "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Section 4980B of the Code, Title I Part 6 of ERISA, and any similar state group health plan continuation law, together with all regulations and proposed regulations promulgated thereunder.

         (k) The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

         (l) With respect to any Company Plan, all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Time shall have been made or properly accrued on the current balance sheets or will be properly accrued on the books and records of the Company, its Subsidiaries and each ERISA Affiliate as of the Effective Time. None of the Company Plans has any unfunded liabilities which are not reflected on the current balance sheet or the books and records of the Company, its Subsidiaries and each ERISA Affiliates.

2.19     SECURITIES MATTERS

         (a) Each Shareholder alone, or through his personal representative, has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as Buyer as to be capable of evaluating the merits and risks of an investment in the Buyer Shares. Such Shareholder has the financial ability to bear the economic risk of his investment in the Buyer Shares being acquired hereunder, has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to his investment in Buyer.

         (b) Each Shareholder is acquiring the Buyer Shares for his own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Such Shareholder understands that the Buyer Shares have not been distributed pursuant to a prospectus in Canada pursuant to applicable legislation and have not been registered under the SECURITIES ACT of 1933, as amended (the "SECURITIES ACT"), or under the securities laws of Canada, by reason of a specified exemption from the registration or prospectus provisions thereunder which depends upon, among other things, the BONA FIDE nature of such Shareholder's investment intent as expressed herein. Such Shareholder acknowledges that his representations and warranties contained herein are being relied upon by Buyer as a basis for the exemption of the issuance of the Buyer

                  Shares hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

         (c) Each Shareholder acknowledges that the Buyer Shares must be held indefinitely until they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Such Shareholder has been advised or is aware of: (A) the provisions of Rule 144 and Rule 145 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale and (B) Regulation S promulgated under the Securities Act or other applicable legislation which permits resale of the purchased securities in the United States or Canada subject to certain restrictions. Each Shareholder understands that only Buyer can take action to register the Buyer Shares.

         (d) Such Shareholder acknowledges that the Buyer Shares must also be held in accordance with applicable securities laws in Canada and the Shareholder undertakes not to sell, transfer or assign the Buyer Shares in contravention of the applicable laws in force in Canada.

         (e) Each Shareholder or his representative has had an opportunity to discuss the Buyer's business, management, financial affairs and acquisition plans with its management, to review the Buyer's facilities, and to obtain such additional information concerning such Shareholder's investment in the Buyer Shares in order for such Shareholder to evaluate its merits and risks, and such Shareholder has determined that the Buyer Shares are a suitable investment for such Shareholder and that at this time such Shareholder could bear a complete loss of his investment.

         (f) Each Shareholder is aware that no U.S. or Canada federal, state, provincial or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto or thereto.

         (g) Each Shareholder understands that all certificates for the Buyer Shares issued to such Shareholder shall bear a legend in substantially the following form and including such legend as may be required under Canadian securities laws:

                      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE

                      SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

2.20     FACILITIES

         Neither the Company nor its Subsidiaries owns any real property.
         Schedule 2.20 sets forth a list of all real property currently leased or occupied by the Company or its Subsidiaries or leased or occupied by the Company or its Subsidiaries during the previous five (5) years (collectively, the "FACILITIES"). Except as set forth on Schedule 2.20, the Facilities are not subject to any encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations, except those which do not, taken as a whole, result in a Company Material Adverse Effect or which prevent any continued use thereof in the usual and normal conduct of the Company's or its Subsidiaries' business. There are no pending or, to the Company's Knowledge, threatened condemnation proceedings relating to any of the Facilities.

2.21     ENVIRONMENTAL MATTERS

         (a) There is not now nor has there been any treatment, storage, disposal, transportation, handling, production or processing, other than that required in the normal course of business and in compliance in all material respects with all applicable Environmental Laws, by the Company or its Subsidiaries, of any Hazardous Substance at the Facilities. There is not now nor has there been any Release of any Hazardous Substance at, to or from any location for which the Company or any of its Subsidiaries may be liable which require any investigation, response or remediation activities under applicable Environmental Laws the cost of which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

         (b) To the Company's Knowledge, there is not now nor have there been any underground storage tanks located at the Facilities during the Company's or its Subsidiaries' lease or use thereof, and no such tanks have been removed by or on behalf of the Company or its Subsidiaries from any Facilities at any time.

         (c) Schedule 2.21(c) contains a list of all Environmental Permits held by the Company. Each of the Company and its Subsidiaries has had within the past three years and presently has each Environmental Permit required under applicable Environmental Laws for the Business as currently operated and for any alterations or improvements conducted by the Company and its Subsidiaries at the Facilities, except where the failure to have any such Environmental Permit, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and its Subsidiaries has been and is currently in material compliance with all Environmental Laws, including each Environmental Permit, except where the failure to so comply, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and its Subsidiaries have made available to Buyer all environmental reports, audits, assessments or studies performed or prepared within the last three years within the possession or control of the Company its Subsidiaries with respect to the Facilities.

         (d) Neither the Company nor its Subsidiaries has (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Facilities or any property to which any Hazardous Substances generated by the Company or any of its Subsidiaries has been sent for treatment, storage or disposal, which decree or order is still in effect; (ii) within the past three years received notice under the citizen suit provision of any Environmental Law in connection with the Facilities or any other property to which any Hazardous Substance generated by the Company or any of its Subsidiaries has been sent for treatment, storage or disposal;
                  (iii) within the past three years received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any Environmental Condition relating to the Facilities or any other property to which any Hazardous Substance generated by the Company or any of its Subsidiaries has been sent for treatment, storage or disposal; or (iv) been subject to or, within the past three years, threatened with any governmental or citizen enforcement action with respect to the Facilities or any other property to which any Hazardous Substance generated by the Company or any of its Subsidiaries has been sent for treatment, storage or disposal, and to the Company's Knowledge, none of the matters set forth in this clause (d) will be forthcoming.

         (e)

                  There are not now nor have there been any capacitors, transformers, other equipment, or materials containing PCBs which are or were owned by the Company or any of its Subsidiaries at or on the Facilities in quantities or concentrations that require removal or remediation by the Company or any of its Subsidiaries under Environmental Laws. To the Company's Knowledge, after due inquiry there is not now nor has there been prior to or during the lease, operation or use of any Facility by the Company or any of its Subsidiaries, asbestos present at or on the Facilities in a condition that requires abatement, encapsulation or removal by the Company or any of its Subsidiaries under any Environmental Laws.

         For purposes of this Section 2.21, the following defined terms have the meanings set forth below:



                  "ENVIRONMENT" means soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium.

                  "ENVIRONMENTAL CONDITION" means any condition with respect to the Environment on or at the Facilities, any property to which any Hazardous Substances generated by the Company or any of its Subsidiaries has been sent for treatment, storage or disposal, whether or not yet discovered, which does or is reasonably likely to result in any material damage, loss, cost, expense, claim, demand, order, or liability to or against Buyer or the Company or any of its Subsidiaries.

                  "ENVIRONMENTAL LAW" means any environmental or health and safety-related law, regulation, rule, ordinance, or legally enforceable order or determination of any Governmental Entity.

                  "ENVIRONMENTAL PERMITS" means any and all federal, state and local governmental permits, licenses and other authorizations and approvals required under any Environmental Law, or that relates to the Environment or to public health and safety or worker health and safety as they may be affected by the Environment.

                  "HAZARDOUS SUBSTANCES" shall mean any flammable material, explosives, radon, radioactive materials, asbestos, urea-formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum by-products, methane, hazardous materials, hazardous waste, or hazardous or toxic substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.ss.2601, et seq.), Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and the regulations promulgated thereunder.

                  "RELEASE" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.9601, et seq.) and the regulations promulgated thereunder.

2.22     TRANSACTION WITH THE SHAREHOLDERS

         Except as set forth in Schedule 2.22, the Company and its Subsidiaries do not owe any amount to the Shareholders or the Shareholder Affiliates for money loaned to the Company and the Shareholders and the Shareholder Affiliates do not owe any amount to the Company or the Subsidiaries for money loaned to any of the Shareholders or the Shareholder Affiliates. Except as set forth in Schedule 2.22, the Company, the Shareholders and the Shareholder Affiliates have not entered into or have any obligation, directly or indirectly, to enter into any transaction, including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for the Company, its Subsidiaries, the Shareholders or the Shareholder Affiliates, as the case may be.

2.23     CAPITAL EXPENDITURES

         Schedule 2.23 sets forth all of the completed and planned capital expenditures of Fishers as of September 30, 2000 in respect of the construction of the new additional 20,000 square foot facility situated at 7647 County Road, in the town of Fishers in the State of New York which all form part of the Fishers' Assets sold to the Surviving Corporation as described in Section 1.11.

2.24     USE OF NAME

         Except as set forth on Schedule 2.24 the Company has full exclusive right and title to use its corporate name as set forth in its certificate of incorporation.

2.25     BROKERS, FINDERS OR FINANCIAL ADVISORS

         No broker, investment banker, financial advisor or other person, other than Wit SoundView Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, its Subsidiaries or any Shareholder.

2.26     EXCLUSIVITY OF REPRESENTATIONS

         THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY AND THE SHAREHOLDERS IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES. THE COMPANY AND THE SHAREHOLDERS HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE BUYER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION, INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA.

2.27     FULL DISCLOSURE

         Each of the Shareholders has made or caused to be made due enquiry with respect to each of the representations, warranties and statements contained in this Agreement and in each of the schedules, certificates, documents and other writings referred to herein or furnished to the Buyer hereunder, and none of the same contains any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading, and all such statements, taken as a whole, together with this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein and therein not misleading. Save and except for those matters disclosed herein, the Shareholders have no knowledge of any facts and there are not any facts which should reasonably be made known to the Buyer relating to the Company or the Subsidiaries not herein disclosed, which might be reasonably expected to materially diminish the Buyer's appreciation of the worth or profitability of the Company and the Subsidiaries, taken as a whole, or which, if known by the Buyer, might be reasonably expected to deter the Buyer from completing the transactions herein contemplated.

                                    ARTICLE 3

             REPRESENTATIONS AND WARRANTY OF THE BUYER AND BUYER SUB

Buyer and Buyer Sub hereby jointly and severally represent and warrant to the Company and the Shareholders, as of the date hereof (except as to any representation or warranty which specifically relates to an earlier date), as follows:

3.1      ORGANIZATION AND QUALIFICATIONS

         Each of Buyer and Buyer Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Buyer and Buyer Sub are each duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of their respective businesses conducted or property owned by each makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Buyer Material Adverse Effect. For purposes of this Agreement, "BUYER MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of the Buyer and its subsidiaries (including Buyer Sub), taken as a whole, provided, however, any adverse change, effect or circumstance (a) primarily arising out of or resulting primarily from actions contemplated by the parties hereto in connection with this Agreement; (b) resulting from economic factors affecting the economy as a whole; (c) resulting in changes from the market price or trading volume of the

         Buyer Subordinate Voting Shares; or (d) resulting from factors generally affecting the specific markets in which the Buyer and its subsidiaries compete shall not be deemed in themselves, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been, a Buyer Material Adverse Effect.

3.2      CAPITALIZATION

         The authorized, issued and outstanding shares of each class of capital stock of Buyer and Buyer Sub are as set forth in Exhibit C. Exhibit C also sets forth the number of shares reserved for issuance pursuant to the Buyer's duly approved stock option plans (collectively, the "BUYER STOCK OPTION PLANS"), and the total number of options outstanding under Buyer Stock Option Plans or otherwise. All of the issued and outstanding shares of capital stock of Buyer and Buyer Sub and Buyer Sub have been duly authorized and validly issued and are fully paid and non-assessable. Except as provided in this Agreement and pursuant to the Buyer Stock Option Plans: (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Buyer or Buyer Sub is authorized or outstanding; (b) Buyer and Buyer Sub have no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of their capital stock any evidences of indebtedness or assets of Buyer; and (c) except for the preferred shares series 1 of the Buyer of which 800,000 are issued and outstanding, Buyer and Buyer Sub have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of their capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of Buyer have been offered, issued and sold by Buyer in compliance with applicable federal and state securities laws or pursuant to valid exemptions therefrom.

3.3      AUTHORIZATION

         Buyer and Buyer Sub each have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out their obligations hereunder. The execution and delivery of this Agreement by the Buyer and Buyer Sub and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer and Buyer Sub, and no further action is required by the Buyer or Buyer Sub. This Agreement has been duly executed by the Buyer and Buyer Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company and the Shareholders, this Agreement constitutes a valid and binding agreement of the Buyer and Buyer Sub enforceable against each of them in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law. Neither Buyer nor Buyer Sub is in violation of any of the provisions of its Certificate of Incorporation, bylaws or other organizational documents.

3.4      NON-CONTRAVENTION

         Subject to regulatory approval under applicable securities laws and regulations, including those of any stock exchanges, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Buyer or any of its subsidiaries (including Buyer Sub) pursuant to, any provision of: (a) the Certificate of Incorporation or By-laws of the Buyer or any provision of the comparable organizational documents of Buyer or any of its subsidiaries; (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Buyer or any of its subsidiaries or their respective properties or assets; or (c) subject to the governmental filings and other matters referred to in Section 3.5, any statute, law, rule, regulation, judgment, order or decree applicable to the Buyer or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not reasonably be expected to have a Buyer Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

3.5      CONSENTS AND APPROVALS

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Buyer or any of its subsidiaries (including Buyer
         Sub) in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer and Buyer Sub of the transactions contemplated by this Agreement, except for: (a) the filing of a pre-merger notification and report form under the HSR Act and applicable filings under foreign antitrust competition laws; (b) approvals for listing of the shares to be issued in furtherance of the transactions set forth herein on The Toronto Stock Exchange and for quotation on the Nasdaq National Market and any approval of the shareholders of the Buyer; (c) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Buyer or any of its subsidiaries conducts any business or owns any assets; (c) such filings, consents, approvals, orders, registrations and declarations as may be necessary as a result of the issuance of the Buyer Shares or any facts or circumstances relating solely to the Company; and (d) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

3.6      LITIGATION; PROCEEDINGS

         There is no action, suit or proceeding, governmental or otherwise, pending or, to the Buyer's Knowledge, threatened against the Buyer, any of its subsidiaries (including Buyer Sub) or any of their respective properties or business that questions the validity of this Agreement, the right of the Buyer or Buyer Sub to enter into this Agreement or to consummate the transactions contemplated hereby, or that, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Buyer or Buyer Sub or any of their subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

3.7      AUTHORIZATION FOR BUYER SHARES

         Buyer has taken all necessary action to issue the Buyer Shares by the Effective Time. The Buyer Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws) and will not be issued in violation of any pre-emptive rights, rights of first refusal or similar rights.

3.8      CANADIAN DOCUMENTS

         Buyer has provided to the Company and each Shareholder each statement and report, as may be required to have been filed as of the date hereof under Canadian securities laws (the "CANADIAN DOCUMENTS"). As of their respective filing dates, the Canadian Documents complied in all material respects with the requirements of the securities laws in force in Canada, and none of the Canadian Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Canadian Document. The financial statements of Buyer being the consolidated audited balance sheets of the Buyer as at August 31, 1999 and 1998 and the statements of earnings, retained earnings and cash flows for each of the years in the three years ended August 31, 1999 and the unaudited interim consolidated balance sheet, statements of earnings, retained earnings and cash flows of the Buyer for the nine months ended May 31, 2000 and May 31, 1999, including the notes thereto (the "BUYER FINANCIAL STATEMENTS") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates, and have been prepared in accordance with Canadian GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in the Buyer's interim reports. The balance sheets included in the Buyer Financial Statements present fairly in all material respects as of their respective dates the financial condition of the Buyer (subject, in the case of interim financial statements, to normal, recurring year-end adjustments that may be required upon audit).

3.9      NO UNDISCLOSED LIABILITIES

         None of the Buyer and its subsidiaries (including Buyer Sub) have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) which is material to the Buyer and its subsidiaries, taken as a whole, except for: (a) liabilities shown on the latest balance sheet included in the Canadian regulatory authorities Documents filed with the Canadian regulatory authorities prior to the date of this Agreement (the "BUYER BALANCE SHEET DATE"); (b) liabilities which have arisen in the ordinary course of business since the Buyer Balance Sheet Date; and
         (c) contractual liabilities incurred in the ordinary course of business which are not required by Canadian GAAP to be reflected on a balance sheet.

3.10     ABSENCE OF CERTAIN CHANGES OR EVENTS

         Since the Buyer Balance Sheet Date, the Buyer has conducted its business only in the ordinary course and there has not occurred any events or changes that have had, or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

3.11     INVESTMENT INTENT

         The Buyer is acquiring the Company Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Company Shares or any part thereof or interest therein without prejudice, however, to Buyer's rights to sell such securities in compliance with applicable Canadian and U.S. federal and state securities laws.

3.12     EXPERIENCE OF THE BUYER

         The Buyer, through its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company Shares and has so evaluated the merits and risks of such investment.

3.13     BROKERS, FINDERS OR FINANCIAL ADVISORS

         Except for the fees payable by Buyer to Merrill Lynch, Pierre, Fenner & Smith or any of its Affiliate, no broker, investment broker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Buyer in connection with the transactions contemplated by this Agreement.

3.14     FULL DISCLOSURE

         The Buyer has made or caused to be made due enquiry with respect to each of the representations, warranties and statements contained in this Agreement and in each of the schedules, certificates, documents and other writings referred to herein or furnished to the Shareholders and the Company hereunder, and none of the same contains any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading, and all such statements, taken as a whole, together with this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein and therein not misleading.

                                    ARTICLE 4

                            COVENANTS OF THE PARTIES

4.1      CONDUCT OF BUSINESS BY THE COMPANY

         Except as set forth on Schedule 4.1, and except to the extent consented to by Buyer or as expressly permitted or contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall carry, and cause its Subsidiaries to, on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that their goodwill and ongoing businesses shall be unimpaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, without Buyer's consent (which consent shall not be unreasonably withheld), during the period from the date of this Agreement to the Effective Time, Shareholders shall not permit and the Company shall not permit any of its Subsidiaries to:

         (a) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except for distributions of current year subchapter "S" corporation earnings in amounts determined by the Company's Board of Directors to reflect the taxes payable on such earnings, (i) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (ii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities, or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

         (c) amend its Certificate of Incorporation or By-laws or other comparable organization documents;

         (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases in the ordinary course of business consistent with past practice;

         (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Liens pursuant to its existing credit facilities) or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the Company, except in the ordinary course of business consistent with past practice;

         (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another person, except for borrowings under its existing credit facilities in amounts necessary to make distributions for taxes as described in Section 4.1(a), or for working capital purposes in an aggregate amount of less than $1,000,000, the endorsement of checks in the normal course of business and the extension of credit in the normal course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than advances to employees in accordance with past practice;

         (g) except for the items currently contracted for by the Company, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

         (h) make any material Tax election or settle or compromise any material income Tax liability;

         (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued or contingent, asserted or unasserted), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Financial Statements or incurred in the ordinary course of business consistent with past practice;

         (j) except in the ordinary course of business, modify, amend or terminate any Company Contract, or waive, release or assign any material rights or claims;

         (k) except as required to comply with applicable law, (i) adopt, enter into or amend any Company Plan, (ii) increase in any material manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee of the Company or its Subsidiaries (except for normal increases or bonuses in the ordinary course of business consistent with past practice) or (iii) grant any awards under any Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Benefit Plan or agreement or awards made thereunder);

         (l) other than as required by law or GAAP, make any material change to its accounting policies or procedures; or

         (m) authorize any of, or commit or agree to take any of, the foregoing actions.

4.2      PUBLIC ANNOUNCEMENTS

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, no party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Buyer (in the case of the Shareholders or the Company) or the Shareholders (in the case of Buyer), which consent shall not be unreasonably withheld; provided, however, that: (a) nothing herein will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party's counsel reasonably determines such action to be required by law, or the regulations of any government agency or the principal exchange or market on which Buyer Subordinate Voting Shares are traded, in which case the party making such determination will, to the greatest extent practicable in light of the circumstances, use best efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance; and (b) Buyer, the Company and the Shareholders may disclose this Agreement and the transactions contemplated hereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement shall be made jointly by Buyer and the Company.

4.3      NON-SOLICITATION; NON-NEGOTIATION

         The Company and the Shareholders agree that they will not, and they will use their commercially reasonable efforts to cause their representatives, agents or employees acting on their behalf, not to, after the execution of this Agreement until the earlier of (a) the termination of this Agreement or (b) the Effective Time, directly or indirectly, solicit, encourage, initiate, negotiate or discuss with any third party or permit the consummation of any acquisition proposal relating to or affecting the Company, or any direct or indirect interests in the Company, whether by exchange offer, purchase of assets or stock, business combination, merger or other transaction, and that the Company and the Shareholders will promptly advise Buyer of the terms of any communications they may receive relating to any bid for all or any part of any such interest in the Company.

4.4      COMMERCIALLY REASONABLE EFFORTS

         Subject to the terms and conditions herein, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including without limitation, fulfilment of the conditions to closing set forth herein. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of the Buyer and the Company and the Shareholders shall take all such necessary action.

4.5      HART-SCOTT-RODINO ACT AND FOREIGN REGULATORY REQUIREMENTS

         (a) To the extent required by law, each of the Company and the Buyer and each of the Shareholders shall (i) prepare and file as promptly as practicable with the Department of Justice and the Federal Trade Commission the notification and report form, if any, required for the transactions contemplated hereunder by the HSR Act, including without limitation, a request for early termination of the waiting period thereunder, as well as any filings with, or submissions to, any antitrust, competition or other similar authority in any foreign jurisdiction where such filing is required in connection with the transactions contemplated hereby, and (ii) respond promptly to inquiries, if any, from the Federal Trade Commission or the Department of Justice or the antitrust, competition or comparable governmental authority of any foreign jurisdiction in connection with such filing. The Buyer will be responsible for all filing fees in connection with the filings required by the HSR Act or the antitrust, competition or comparable laws of any foreign jurisdiction and each party shall bear the expenses for the preparation of their documentation for the filing.

         (b) Without limiting the generality of the foregoing, the Company and the Buyer each agree to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances required to consummate the transactions contemplated by this Agreement (including through compliance with the HSR Act), to respond to any requests for information from Governmental Entities, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent (an "ORDER") that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. The parties also agree to take any and all of the following actions to the extent commercially reasonable to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated by this Agreement: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the HSR Act; making proposals; entering into and performing agreements or submitting to judicial or administrative orders; selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of the Company or the Buyer; and withdrawing from doing business in a particular jurisdiction. The parties hereto will, to the extent permitted by applicable law, consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Notwithstanding anything to the contrary in this section, neither the Company nor the Buyer shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated by this Agreement.

4.6      COVENANTS OF PARTIES

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each of the parties to this Agreement covenants and agrees that it shall take no action which would: (a) materially adversely affect the ability of any party to this Agreement to obtain any consents required for the transactions contemplated hereby; or (b) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

4.7      MODIFICATION OF DISCLOSURE SCHEDULES

         At any time prior to four business days before the Effective Time, the Company and the Shareholders, by written notice to the Buyer, may amend or supplement the Disclosure Schedules attached to this Agreement with respect to any matter that, if existing or occurring at or prior to the Effective Time, would have been required to be set forth or described in the Disclosure Schedules or that is necessary to complete or correct any information in any representation or warranty contained in ARTICLE
         2. The Buyer shall have two business days to object in writing to such amendment or supplement. If such amendment or supplement is considered by the Buyer as a Company Material Adverse Effect then the Buyer shall have the right to terminate this Agreement as described in Section 8.1(d). If the Buyer does not object within such two business day period, then such amendment or supplement shall be given effect for all purposes of this Agreement.

4.8      CONTACT WITH CUSTOMERS AND SUPPLIERS

         The Buyer (and all of its agents and affiliates and any employees, directors or officers thereof) will not contact and communicate with the employees, customers, suppliers and licensors of the Company in connection with the transactions contemplated hereby unless it has received the prior written consent of the Company, which consent shall not be unreasonably withheld but may be conditioned in any reasonable manner.

4.9      SECONDARY OFFERING

         (a)      THE BUYER SHALL:

                  (i) use its commercially reasonable efforts to file a registration statement on Form F-1 (the "SECONDARY REGISTRATION STATEMENT") with the SEC within 90 days after the Closing in order to register the resale by the Shareholders of Buyer Shares in an underwritten public offering led by an underwriter selected by the Buyer equal to any number of Buyer Shares not subject to the lock-up as set forth in Section 5.2(i) provided, however, that the aggregate market value of the Buyer Shares registered for resale shall not be less than US$100,000,000 or more than US$300,000,000
                           (including any over-allotment option) (based upon the average closing price quoted on the Nasdaq National Market for the five trading days ending on the fifth day prior to the filing of such Registration Statement); and

                  (ii) upon the effectiveness of such Registration Statement, facilitate an underwritten secondary public offering (the "SECONDARY OFFERING") led by an underwriter selected by the Buyer of the

                           Buyer Shares registered under the Secondary
                           Registration Statement;

                  (iii) have the right, however, to (A) postpone such filing of the Secondary Registration Statement or facilitation of such Secondary Offering for a period of up to 90 days after the Closing if the Buyer is engaged in any bona fide proposal for a merger, acquisition or material financing which, in the good faith determination of the Board of Directors of the Buyer, would be adversely affected by the Registration Statement or the Offering to the material detriment of the Buyer, or (B) need not make such effort to file the Registration Statement or facilitate such Offering if the Board determines in good faith after consulting with the Buyer's financial advisors that the Offering would materially adversely affect the existing shareholders of the Buyer due to the capital market conditions at such time.

         (b) In connection with the Secondary Offering, the Buyer and the Shareholders shall agree to execute an underwriting agreement with the underwriter of the Secondary Offering which is customary for secondary equity offerings, including 90-day "market stand-off" provisions.

         (c) The Buyer shall be obligated to pay any expenses incurred in connection with the preparation and filing of the Secondary Registration Statement, and the Shareholders shall be obligated to pay any underwriting commissions or discounts in connection with the Secondary Offering.

         (d) The Buyer and the Shareholders shall enter into customary indemnification arrangements, pursuant to which the Buyer shall indemnify the Shareholders with respect to any misstatements or omissions made in the Secondary Registration Statement relating to the Buyer; provided, however, that the Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in connection with the business and financial information relating to the Company prior to the Closing.

         (e) If the Secondary Offering is not completed by March 30, 2001, the Shareholders may make one written request (which request shall be made by Mr. Klimasewski on behalf of the Shareholders) to the Buyer to register, and the Buyer shall register, under the Securities Act (other than pursuant to a Registration Statement on Form F-4 or S-8 or any successor thereto) (a "DEMAND REGISTRATION") for any number of Buyer Shares not subject to the lock-up as set forth in Section 5.2(i) received by the Shareholders pursuant to this Agreement for the resale of such shares in an underwritten public offering led by an underwriter selected by the

                  Shareholders and subject to the prior consent of the Buyer, which consent shall not be unreasonably withheld; provided that the Buyer shall not be obligated to effect (x) more than one Demand Registration for the Shareholders or (y) a Demand Registration if the Shareholders propose to sell Buyer Shares with an aggregate price (based upon the average closing price quoted on the Nasdaq National Market for the five trading days ending on the fifth day prior to the date of such request) of less than US$100,000,000 or not more than US$300,000,000. If at the time the Demand Registration is made pursuant to this
                  Section 4.9(e), the Buyer is engaged in any bona fide proposal for a merger, acquisition or material financing which, in the good faith determination of the Board of Directors of the Buyer, would be adversely affected by the Demand Registration to the material detriment of the Buyer, then the Buyer may at its option direct that such request be delayed for a reasonable period not in excess of 90 days from the date of the written request. The request for a Demand Registration by the Shareholders shall state the amount of the Buyer Shares proposed to be sold and the lead underwriter selected by the Shareholders. The Buyer shall be obligated to pay any expenses incurred in connection with the Demand Registration and the Shareholders shall be obligated to pay any underwriting commissions or discounts in connection with the Demand Registration. It being understood that such sales by Shareholders in Section 4.9 shall be made only to U.S. residents through the Nasdaq National Market.

         (f) Without limiting or otherwise restricting the rights granted to the Shareholders pursuant to this Section 4.9 or Section 6.3, if the Buyer proposes to register (including for this purpose a registration effected by the Buyer for stockholders other than the Shareholders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Buyer employee benefit plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Buyer Shares), the Buyer shall, within five (5) days before the anticipated filing date, give each Shareholder written notice of such registration. Upon the written request of any Shareholder given within five (5) days after the date of such notice by the Buyer, the Buyer shall, subject to the provisions of this Section, cause to be registered under the Securities Act all of the Buyer Shares that each such Shareholder has requested to be registered. The failure of any Shareholder to respond within such five-day period shall be deemed to be a waiver of such Shareholder's rights under this Section 4.9(f), only with respect to the particular registration for which notice has been given. If a Shareholder sends the Buyer a written request for inclusion of part or all of such Shareholder's Buyer Shares in a registration, such Shareholder shall not be entitled to withdraw or revoke such request without prior written consent of the Buyer in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Buyer or to market conditions, such Shareholder reasonably determines that participation in such registration would have a material adverse effect on such Shareholder. In connection with any offering involving an underwriting of shares of the Buyer's capital stock, the Buyer shall not be required under this
                  Section 4.9(f) to include any of the Buyer Shares in such underwriting unless the Shareholders accept the terms of the underwriting as agreed upon between the Buyer and the underwriters selected by it (or by other persons entitled to select the underwriters). If the total amount of securities, including Buyer Shares requested by Shareholders to be included in such offering, exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering in view of the market conditions, then the Buyer shall be required to include in the offering only that number of such securities, including Buyer Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering, FIRST all of the securities to be offered for the account of the Buyer, SECOND, the securities to be offered for the account of the selling shareholders (including the selling Shareholders), pro rata based on the number of securities owned by such shareholders and entitled to inclusion therein on the basis of a registration rights agreement with the Buyer; and THIRD, any other securities requested to be included in such offering. This Section 4.9(f) shall cease to apply on June 1, 2002, subject to the Buyer complying with Sections 4.9 and 6.3.

4.10     OTHER ACTIONS

         No party shall take any action, except in every case as may be required by applicable law, that would or is intended to result in: (a) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue; (b) any of such representations and warranties that are not so qualified becoming untrue in any manner having a Company Material Adverse Effect or Buyer Material Adverse Effect, as the case may be; (c) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement; or (d) adversely affecting the ability of any of them to obtain any of the consents or approvals required from any Governmental Entity as a condition to Closing.

4.11     TAX RETURN FILING.

         (a) The Shareholders shall cause the Company to prepare, in a manner consistent with past practices, and timely file (including extensions of time to file) all Tax Returns required to be filed by the Company, the due date of which (without extensions) occurs on or before the date of the Closing and pay (i) all Taxes due with respect to any such Tax Returns, and (ii) all other Taxes due or claimed to be due from or with respect to the Company on or before the date of the Closing; provided that the Shareholders shall submit drafts of all such Tax Returns that are related to Taxes based on the income of the Company to Buyer no later than 30 days prior to the due date of such Tax Return, for Buyer's review and comment.

         (b) The Company will prepare and timely file any Tax Returns due to be filed by the Company after the date of the Closing but relating to periods of time prior to the date of the Closing.

         (c) The Buyer will, or will cause the Company to prepare and timely file all Tax Returns with respect to the Company that relate to the Straddle Period and are required to be filed after the date of the Closing.

         (d) The Shareholders will take whatever action is necessary to maintain the S status of the Company for federal purposes and for the purposes of each state listed in Schedule 2.12 as a state in which the Company is treated as an S corporation, through the date that is one day prior to Closing.

         (e) The Shareholders will not cause the Company to make any additional federal tax elections under the Code with respect to the Company for any tax period ending after the date of the Closing.

4.12     ASSISTANCE AND COOPERATION

         After the date of the Closing, each of the Shareholders and Buyer shall as may reasonably be requested:

         (a) assist (and, where appropriate, cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with Section 4.11;

         (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or the Subsidiaries;

         (c) make available to the other and to any taxing authority to the extent reasonably requested all information, records, and documents relating to Taxes of the Company or the Subsidiaries;

         (d) provide timely notice to the other in writing of nay pending or threatened tax audits or assessments of the Company or the Subsidiaries for any taxable period (or portion thereto) ending on or prior to the date of the Closing; and

         (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information requested with respect to any such taxable period.

         Any information obtained under the provisions of this Section 4.12 shall be kept confidential except as may otherwise be necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

4.13     SUBCHAPTER S RELIEF.

         In the event of an inadvertent termination of the Company's S corporation status prior to the date of the Closing for federal or state purposes, the Shareholders will use their best efforts to obtain relief with the appropriate taxing authority.

4.14     TAX COVENANTS

         (a) Buyer has been engaged in an active trade or business outside the United States (within the meaning of Treas. Reg. ss.1.367(a)-2T(b)(2) and (3)) for the entire 36-month period ending on the date of the Closing. Buyer has no intention to substantially dispose of or discontinue such trade or business. For this representation, the activities of any qualified subsidiary of Buyer (as defined in Treas. Reg.ss.1.367(a)-3(c)(5)(vii)) or any qualified partnership owned by Buyer (as defined in Treas. Reg.ss.1.367(a)-3(c)(5)(viii)), may be considered the activities of Buyer.

         (b)      (i)      Fifty percent (50) or less of both the total voting
                           power and the total value of the stock of Buyer will be received in the Merger, in the aggregate, by the Shareholders who are United States persons, as defined in Treas. Reg.ss.1.367(a)-3(c)(5)(iv)).

                  (ii) Fifty percent (50%) or less of each of the total voting power and the total value of the stock of Buyer will be owned, in the aggregate, immediately after the Merger by United States persons, as defined in Treas. Reg. ss.1.367(a)-3(c)(5)(iv)), that are either officers or directors of the Company as of the date of this Agreement. For purposes of this representation, any stock of the Buyer owned by United States persons immediately after the transfer will be taken into account, whether or not it was received in the Merger for Company Common Stock.

                                   ARTICLE 5

                              CONDITIONS TO CLOSING

5.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS

         The respective obligations of each party to consummate the transactions contemplated hereby at the Closing are subject to the fulfillment to each party's reasonable satisfaction on or prior to the Effective Time of each of the following conditions:

         (a) HSR ACT. If applicable, the waiting period (and any extension thereof) applicable to the transactions contemplated hereby and the issuance of the Buyer Shares under the HSR Act and any applicable foreign antitrust and competition laws shall have been terminated or shall have expired.

         (b) SECURITIES REGULATORY APPROVALS. The regulatory approval required under United States and Canadian securities laws and under the by-laws, regulations or policies of the United States and Canadian securities regulatory authorities and stock exchanges and where required, any approval of the Buyer's shareholders shall have been obtained.

         (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Government Entity, court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated hereby.

         (d) The Shareholders shall have provided reasonable satisfactory evidence of filing of certificate with the County of the intention of Fishers to commence the Redemption. To the extent that the IDA Bond have not been redeemed in full within 120 days after the Effective Time, Fishers shall use its best efforts to cause the Surviving Corporation to be released from any guaranty under the IDA Bond.

         (e) ESCROW AGREEMENT. Buyer and the Shareholders shall have each executed and delivered the Escrow Agreement.

         (f) TAX FREE REORGANIZATION. As of the Effective Time, the proportion of Cash Consideration to Merger Consideration shall be such that the transactions contemplated hereby will qualify as a tax free reorganization pursuant to Sections 368
                  (a)(1)(A) and 368 (a)(2)(E) of the Code.

5.2      CONDITIONS TO OBLIGATIONS OF THE BUYER

         The obligation of Buyer and Buyer Sub to consummate the Merger at the Closing is subject to the fulfillment to the Buyer's and Buyer Sub's satisfaction on or prior to the Effective Time of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company and the Shareholders contained in this Agreement shall be true and correct in all respects without giving effect to any qualification as to materiality such that the aggregate effect of any inaccuracies in such representation and warranties will not have a Company Material Adverse Effect as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Buyer and Buyer Sub shall have received a certificate signed by a duly authorized officer of the Company and by each Shareholder to such effect.

         (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company and each Shareholder at or prior to the Effective Time shall have been performed or complied with by the Company and each Shareholder in all material respects. Buyer and Buyer Sub shall have received a certificate signed by a duly authorized officer of the Company and by each Shareholder to such effect.

         (c) CONSENTS. All consents, the absence of which, in the aggregate, would be reasonably likely to have a Company Material Adverse Effect, shall have been obtained.

         (d) RESIGNATIONS. Buyer shall have received the resignations, effective as of the Effective Time, of each director of the Company and the Subsidiaries specified by the Buyer in writing at least five business days prior to the Closing, along with a release of all claims against the Company and the Subsidiaries.

         (e) NO MATERIAL ADVERSE EFFECT. No fact or development shall have occurred since the date of this Agreement and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Buyer shall have received a certificate signed by a duly authorized officer of the Company to such effect.

         (f) DELIVERY OF SHARE CERTIFICATES. Each Shareholder shall have delivered to Buyer for cancellation share certificates representing the shares of the Company Common Stock duly endorsed for transfer.

         (g) STOCK PURCHASE. Each of Klimasewski and May shall have delivered to Buyer share certificates representing all of their respective shareholdings of each of the Subsidiaries, duly endorsed for transfer, together with stock powers related to such Shares, and shall have taken all actions reasonably necessary to consummate the Stock Purchase.

         (h) EMPLOYMENT AGREEMENTS. Each of Farrell and Gornall shall have entered into and delivered to the Buyer an employment agreement in the form of Schedule 5.2(h).

         (i) LOCK-UP AGREEMENT. Each of Farrell and Gornall shall have entered into and delivered to the Buyer a lock-up agreement in the form of Schedule 5.2(i).

         (j) LEGAL OPINION. The Buyer shall have received an opinion of Harter, Secrest & Emery LLP, the Company's and the Shareholder's counsel, in the form reasonably acceptable to counsel of the Buyer.

         (k) RATIFYING RESOLUTIONS. Each of the Company and its Subsidiaries shall have delivered to the Buyer resolutions from their respective shareholders and boards of directors ratifying all acts completed by such shareholders and board of directors from their dates of incorporation to the Effective Time.

          (l) CERTIFICATES AND DOCUMENTS. The Company shall have delivered at or prior to the Closing:

                  (i) a copy of the Company's Certificate of Incorporation, with all amendments to date, certified by the Secretary of State of New York as of a date within three business days prior to the Effective Time, together with Bylaws of the Company, certified by its secretary as of the Effective Time;

                  (ii) resolutions of the Board of Directors of the Company and of the Shareholders, authorizing and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by a duly authorized officer of the Company as of the Effective Time;

                  (iii) copies of all OEM contracts, purchase contracts and similar agreements in force and entered into by the Company; and

                  (iv) such other documents relating to the transactions contemplated in this Agreement as the Buyer may reasonably request.

         (m) SEC FINANCIAL STATEMENTS. The Shareholders shall have delivered (i) consolidated, audited balance sheets of the Company and its Subsidiaries as of the end of the two most recent fiscal years, (ii) a consolidated, unaudited balance sheet as of the end of the most recent quarter preceding the Closing, (iii) consolidated, audited statements of income and cash flows for each of the three fiscal years preceding the Closing, and (iv) consolidated, unaudited statements of income and cash flows for the interim period between the latest audited balance sheet date and the date of the balance sheet being provided pursuant to clause (ii), in each case meeting the requirements of the SEC that would be applicable to the Company as if its securities were registered under Section 12 of the SECURITIES AND EXCHANGE ACT OF 1934, as amended (collectively, the "SEC FINANCIAL STATEMENTS").

         (n) ACCOUNTANTS. The Buyer shall have received confirmation that KPMG LLP, the Company's auditors, are independent certified public accountants qualified to deliver the accountant's report on the SEC Financial

                  Statements as required by the SEC. In addition, the Company shall have entered into an agreement on terms satisfactory to the Buyer with KPMG LLP pursuant to which KPMG LLP shall (A) deliver to the Buyer any consents with respect to the Buyer's use of the SEC Financial Statements and the use of KPMG's name in connection with the Buyer's filings with the SEC and (B) deliver customary "comfort letters" with respect to the SEC Financial Statements and required reconciliations, as may be reasonably requested by the Buyer.

         (o) SECTION 1445 STATEMENT. Each Shareholder shall have furnished Buyer with a statement meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2).

5.3      CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND THE COMPANY

         Each Shareholder's and the Company's obligation to consummate the Merger at the Closing is subject to the fulfillment to its satisfaction or waiver on or prior to the Effective Time of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Buyer and Buyer Sub contained in this Agreement shall be true and correct in all respects without giving effect to any qualification as to materiality such that the aggregate effect of any inaccuracies in such representation and warranties will not have a Buyer Material Adverse Effect as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Each Shareholder and the Company shall have received a certificate signed on behalf of Buyer and Buyer Sub by duly authorized executive officers of Buyer and Buyer Sub to such effect.

         (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Buyer or Buyer Sub on or prior to the Effective Time shall have been performed or complied with by the Buyer or Buyer Sub in all material respects. Each Shareholder and the Company shall have received a certificate signed on behalf of Buyer or Buyer Sub by duly authorized executive officers of Buyer and Buyer Sub to such effect.

         (c) PAYMENT OF PURCHASE PRICE. Buyer shall have delivered to each Shareholder cash representing the Cash Consideration, if any, to be received by such Shareholder for its Shares of Company Common Stock and certificates representing the Buyer Shares in payment of the Stock Consideration to be received by such Shareholder for its shares of Company Common Stock. Buyer shall have delivered certificates representing the Escrow Shares to the Escrow Agent.

         (d) CONSENTS. All consents, the absence of which, in the aggregate, would be reasonably likely to have a Buyer Material Adverse Effect, shall have been obtained.

         (e) NO MATERIAL ADVERSE EFFECT. No fact or development shall have occurred since the date of this Agreement and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate, has had or would reasonably be expected to have a Buyer Material Adverse Effect. The Company and each Shareholder shall have received a certificate signed on behalf of Buyer and Buyer Sub by duly authorized officers of Buyer and Buyer Sub to such effect.

         (f) CANADIAN LEGAL OPINION. The Company and the Shareholders shall have received an opinion of Fasken Martineau DuMoulin LLP, the Buyer's Canadian counsel, in the form reasonably acceptable to counsel to the Shareholders.

         (g) U.S. LEGAL OPINION. The Company and Shareholders shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, the Buyer's U.S. counsel and Buyer Sub's counsel, in the form reasonably acceptable to counsel to the Shareholders;

         (h) CERTIFICATES AND DOCUMENTS. Buyer and Buyer Sub shall have delivered at or prior to the Closing to the Company and each of the Shareholders:

                  (i) a copy of Buyer's and Buyer Sub's respective Certificates of Incorporation, with all amendments to date, certified by the Secretaries of State or similar officers of Buyer's and Buyer Sub's respective jurisdictions of organization as of a date within three business days prior to the Effective Time, together with Bylaws of the Buyer and Buyer Sub, certified by their respective Secretaries as of the Effective Time;

                  (ii) resolutions of the Board of Directors of Buyer and Buyer Sub, authorizing and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by the Secretaries of Buyer and Buyer Sub as of the Effective Time; and

                  (iii) such other documents relating to the transactions contemplated in this Agreement as the Company and/or any Shareholder may reasonably request.

         (i) AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any Governmental Entity or regulatory body that are required in connection with the lawful issuance and sale of the Buyer Shares pursuant to this

                  Agreement shall have been duly obtained and shall be effective on and as of the Closing.

                                   ARTICLE 6

                                OTHER AGREEMENTS

6.1      CONFIDENTIALITY

         After the Closing, Buyer, Buyer Sub and each Shareholder shall strictly maintain the confidentiality of all information, documents and materials relating to the Company or the transactions contemplated by this Agreement, including without limitation the terms hereof, except to the extent disclosure of any such information is reasonably believed by the disclosing party to be required by law or authorized by the other party, or otherwise made publicly available by the other party, or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that any party hereto reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 6.1, such disclosing party will (a) provide the other party with prompt notice before such disclosure in order that the other party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (b) cooperate with the other party in attempting to obtain such order or assurance. The provisions of this Section 6.1 shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by the disclosing party of this Agreement or becomes known in the industry through no wrongful act on the part of such disclosing party.

6.2      COOPERATION AFTER THE CLOSING

         The Shareholders will, at any time, and from time to time, after the Effective Time, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement. Without limiting the other obligations of the Shareholders hereunder, each Shareholder agrees that, after the Closing, he shall provide reasonable cooperation and assistance to Buyer and the Company, at Buyer's sole cost and expense, with respect to any matters, disputes, suits or claims by or against any person not a party to this Agreement and including the execution of agreements with the employees of the Surviving Company in accordance with Buyer's current employment policies and applicable law.

6.3      REGISTRATION OF BUYER SHARES

         (a)      SHELF PROSPECTUS.  The Buyer shall:

                  (i) as soon as practicable after June 29, 2001, prepare and file with the SEC a registration statement on Form F-3 or F-10 or any comparable registration form then in effect (the "REGISTRATION STATEMENT") relating to the resale of the Buyer Shares by the Shareholders from time to time on the Nasdaq National Market or the facilities of any U.S. national securities exchange or market on which the Buyer Shares (issued pursuant to this Agreement) are then traded or in privately-negotiated transactions in the United States;

                  (ii) use its reasonable efforts, subject to receipt of necessary information from the Shareholders, to cause the SEC to declare the Registration Statement effective within 60 days after the Registration Statement is filed by the Buyer;

                  (iii) promptly prepare and file with the SEC (and provide notice to the Shareholders of any such filing) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of
                           (i) two years after the effective date of the Registration Statement, or (ii) the date on which the Buyer Shares may be resold by the Shareholders without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

                  (iv) furnish to each Shareholder with respect to the Buyer Shares registered under the Registration Statement (and to each underwriter, if any, of such Buyer Shares) such number of copies of prospectuses and such other documents as the Shareholder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Buyer Shares by the Shareholder;

                  (v) file documents required of the Buyer for normal "blue sky" clearance in states specified in writing by the Shareholders; provided, however, that the Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                  (vi) notify each holder of Buyer Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Buyer will use reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (vii) use its reasonable best efforts to furnish, on the date that such Buyer Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters selected by the Buyer, (i) an opinion, dated as of such date, of the counsel representing the Buyer for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and
                           (ii) a letter dated as of such date, from the independent certified public accountants of the Buyer, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

                  (viii) bear all expenses in connection with the procedures in paragraphs (i) through (ix) of this Section, and the registration of the Buyer Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel and other advisers to the Shareholders or underwriting discounts, brokerage fees, Taxes payable and commissions incurred by the Shareholders, if any; and

                  (ix) in the event of any underwritten public offering with an underwriter selected by the Buyer, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  The Buyer understands that the Shareholders disclaim being underwriters, and that the Shareholders being deemed an underwriter shall not relieve the Buyer of any obligations it has hereunder.

         (b) DISPOSITION. Notwithstanding the generality of Section 6.3(a), each Shareholder agrees that upon notice from Buyer at any time or from time to time during the time the prospectus relating to the securities proposed to be sold by such Shareholder is required to be delivered under the Securities Act of the happening of any event as a result of which, in Buyer's opinion, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Shareholder will forthwith discontinue such Shareholder's disposition of such securities pursuant to the Registration Statement until the time of such Shareholder's receipt of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include, in Buyer's opinion, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. It is understood and agreed that, after the Registration Statement has been declared effective, its effectiveness may be suspended on or one more occasions for up to an aggregate of 90 days in a twelve-month period, provided that no single suspension of such effectiveness shall be in effect for more than 30 consecutive days.

         (c) PUBLIC INFORMATION. For so long as Buyer is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any of the Buyer Shares are deemed "RESTRICTED SECURITIES" under Rule 144 promulgated under the Securities Act, Buyer will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if it ceases to be so required to file such reports, it will, upon the request of the Shareholders (i) make publicly available such information as is necessary to permit sales of Buyer Shares pursuant to Rule 144 under the Securities Act, and (ii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable the Shareholders to sell their Buyer Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC.

         (d) LISTING. Buyer will use its reasonable best efforts to cause the Buyer Shares to be sold pursuant to the Registration Statement to be listed on the Nasdaq National Market or any other securities exchanges or markets on which shares of Buyer Subordinate Voting Shares are then listed.

         (e)      INDEMNIFICATION AND CONTRIBUTION.

                  (i) In the event of a registration of any of the Buyer Shares under the Securities Act pursuant to this
                           Section 6.4, Buyer will indemnify and hold harmless each Shareholder and each Shareholder Affiliate against any losses, claims, damages or liabilities, joint or several, to which such Shareholder or Shareholder Affiliate may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Buyer), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of SEC Rule 430A, or pursuant to SEC Rule 434, or the prospectus, in the form first filed with the SEC pursuant to SEC Rule 424(b), or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "PROSPECTUS"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder and each such Shareholder Affiliate for any legal or other expenses reasonably incurred by such Shareholder or Shareholder Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in connection with the business financial information relating to the Company prior to the Closing or so made in conformity with information furnished by such Shareholder specifically for use in such Registration Statement. For purposes hereof, the term "SHAREHOLDER AFFILIATE" shall mean any affiliates of the Shareholder and any officer, director, trustee or other person who controls the Shareholder or any affiliate of the Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement.

                  (ii) In the event of a registration of any of the Buyer Shares under the Securities Act pursuant to this
                           Section 6.4, each Shareholder having Buyer Shares registered thereunder, severally and not jointly, will indemnify and hold harmless Buyer and each Buyer Affiliate, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Buyer or such Buyer Affiliate, underwriter or person may become subject under the Securities Act or otherwise, insofar as such loses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration

                           Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Shareholder will be liable under the Section 6.3(e)(ii) in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such Shareholder furnished in writing to Buyer by such Shareholder specifically for use in the Registration Statement; and provided further, however, that the liability of each Shareholder hereunder shall not in any event exceed the net proceeds received from the sale of his, her or its Buyer Shares covered by such Registration Statement.

                  (iii) Promptly after receipt by an indemnified party under this Section 6.3(e) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3(e), promptly notify the indemnifying party in writing thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.3(e) to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3(e) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (1) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (i), representing all of the indemnified parties who are parties to such action) or (2) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any indemnified party exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 6.3(e) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.3(e) provides for indemnification in such case, (2) contribution under the Securities Act may be required on the part of any such Shareholder in circumstances for which indemnification is provided under this
                           Section 6.3, or (3) the indemnification provided for by this Section 6.3 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then, and in each such case, Buyer and the Shareholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the registration of the securities as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No Shareholder will be required to contribute any amount in excess of the net proceeds received from the sale of his, her or its Buyer Shares covered by such Registration Statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12 of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (v) The obligations of the Buyer and the Shareholders under this Section 6.3(e) shall survive completion of any offering of Buyer Shares pursuant to a Registration Statement and the termination of Buyer's obligations under Section 6.3(a). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (f) INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Buyer Shares owned by the Shareholders, the Buyer will furnish to each Shareholder:

                  (i) as soon as practicable after (A) its Annual Report on Form 10-K, 20-F or 40-F, (B) its interim reports, (C) its material change reports, (D) its proxy statement,
                           (E) a full copy of the particular Registration Statement covering the Buyer Shares, and (F) a copy of each other registration statement covering Buyer Subordinate Voting Shares filed with the SEC (the foregoing, in each case, excluding exhibits unless requested by such Shareholder); and

                  (ii) a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses; and the Buyer, upon the reasonable request of the Shareholder, will meet with the Shareholder or a representative thereof at the Buyer's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Buyer Shares and will otherwise cooperate with any Shareholder conducting an investigation for the purpose of reducing or eliminating such Shareholder's exposure to liability under the Securities Act, including the reasonable production of information at the Buyer's headquarters, subject to appropriate confidentiality limitations.

6.4      REORGANIZATION

         From and after the date hereof and until the Effective Time, no party hereto, nor, in the case of the corporate entities, any of their respective subsidiaries or other affiliates shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. Each of Buyer, the Company, the Surviving Corporation and the Shareholders shall file all federal and state income tax returns consistent with the treatment of the Merger as a Reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code.

6.5      EXPENSES

         Except as otherwise expressly provided herein, each party hereto will pay its own expenses incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby, whether or not consummated.

6.6      NON-COMPETITION

         The Shareholders shall not, for a period of three years from the Effective Time ("NON-COMPETE PERIOD"), within Canada, the United States and the European Union and in any country in which the Buyer or the Company presently conducts or may conduct business in the future, without the prior written consent of the Buyer, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership or jointly or in conjunction with any other person, as principal, agent, shareholder or in any other manner whatsoever, carry on or be engaged in or be concerned with or lend money to, guarantee the debts or obligations of, or permit their names to be used or employed by any person or entity engaged or concerned with or interested in the business of supply of DWDM test and measurement instrumentation, component and positioning and biomedical products.

                                   ARTICLE 7

                          SURVIVAL AND INDEMNIFICATION

7.1      SURVIVAL NOTWITHSTANDING INVESTIGATION.

         Notwithstanding any investigation conducted before the Effective Time and notwithstanding implied knowledge or notice of any fact or circumstance which any Person may have as a result of such investigation or otherwise, the parties hereto shall be entitled to rely upon the representations and warranties set forth herein and the obligations of the parties hereto with respect thereto shall survive the Effective Time and shall continue in full force and effect in accordance with and subject to the terms of this ARTICLE 7.

7.2      GENERAL INDEMNIFICATION BY THE SHAREHOLDERS.

         Subject to the provisions contained herein, each of the Shareholders shall be liable to the Buyer and their respective directors, officers and employees (collectively, the "BUYER INDEMNIFIED PERSONS" and each a "BUYER INDEMNIFIED Person") and shall defend, indemnify and hold harmless all of the Buyer Indemnified Persons against any and all Claims incurred or suffered by or imposed upon any of the Buyer Indemnified Persons arising directly or indirectly out of:

         (a) the breach of any agreement, covenant, representation or warranty of any of the Shareholders or the Company contained in or contemplated by this Agreement (other than Sections 2.12, 4.11, 4.12 or 4.13 hereof) or in any other agreement or document required to be furnished by any of the Shareholders or the Company to the Buyer hereunder; and

         (b) the non-fulfilment of any agreement, covenant or obligation of any of the Shareholders or the Company contained in this Agreement (other than Sections 2.12, 4.11, 4.12 or 4.13 hereof) or in any other agreement or document required to be entered into by any of the Shareholders or the Company pursuant hereto to the extent not waived in writing by the Buyer.

         The obligation of indemnification of the Shareholders hereunder shall be joint and several.

         For the purpose of this indemnification all representations and warranties shall be read without giving effect to any qualification as to materiality.

7.3      INDEMNIFICATION BY THE BUYER.

         The Buyer shall be liable to each of the Shareholders and their respective heirs and assigns (collectively the "SHAREHOLDERS INDEMNIFIED PERSONS" and each a "SHAREHOLDERS INDEMNIFIED PERSON") and shall defend, indemnify and hold harmless all of the Shareholders Indemnified Persons against any and all Claims incurred or suffered by or imposed upon any of the Shareholders Indemnified Persons arising directly or indirectly out of:

         (a)

                  the breach of any agreement, covenant, representation or warranty of the Buyer contained in or contemplated by this Agreement or in any other agreement or document required to be furnished by the Buyer to the Shareholders hereunder; and

         (b) the non-fulfilment of any agreement, covenant or obligation of the Buyer contained in this Agreement or in any agreement or document required to be entered into by the Buyer pursuant hereto, to the extent not waived in writing by the Shareholders;

         provided that the amount of indemnification in relation to such Claims to be made by the Shareholder Indemnified Person pursuant to the provisions hereof shall be limited to a fraction of the total Claims resulting from the applicable breach determined by dividing the number of Buyer Subordinate Voting Shares of the share capital of the Buyer held by such Shareholder immediately after the

         Effective Time divided by the total number of Buyer Shares issued pursuant to this Agreement.

7.4      INDEMNIFICATION AGAINST THIRD PARTY CLAIMS.

         (a) Promptly upon receipt by any of the Buyer Indemnified Persons or the Shareholder Indemnified Persons (in this Section referred to as the "INDEMNITEE") of a notice of any Third Party Claim in respect of which the Indemnitee proposes to demand indemnification from the Buyer or the Shareholder (in this Section referred to as the "INDEMNITOR") pursuant to the provisions hereof, the Indemnitee shall give written notice to that effect to the Indemnitor with reasonable promptness.

         (b) The Indemnitor shall have the right by written notice to the Indemnitee not later than 30 days after giving of the notice described in Section 7.4 to assume the control of the defence, compromise or settlement of the Third Party Claim, provided that such assumption shall, by its terms, be without cost to the Indemnitee and shall not limit in any way the Indemnitee's right to indemnification pursuant to the provisions hereof.

         (c) Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall, at its expense, diligently proceed with the defence, compromise or settlement of the Third Party Claim at Indemnitor's sole expense, including retention of counsel reasonably satisfactory to the Indemnitee and, in connection therewith, the Indemnitee shall co-operate fully, but at the sole expense of the Indemnitor, to make available to the Indemnitor all pertinent information and witnesses under the Indemnitee's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary to enable the Indemnitor to conduct such defence, provided always that the Indemnitee shall be entitled to reasonable security from the Indemnitor for any expense, costs or other liabilities to which it may be or may become exposed by reason of such co-operation.

         (d) The final determination of any such Third Party Claim, including all related costs, attorneys' fees and expenses, shall be binding and conclusive upon the Indemnitor and the Indemnitee as to the validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor hereunder.

         Notwithstanding any provision of this Section 7.4, the Indemnitor may not consent to any settlement of a Third Party Claim if the terms of such settlement require the Indemnitee to act or refrain from acting, without the prior written consent of the Indemnitee.

         (e) Should the Indemnitor fail to give notice to the Indemnitee as provided in Section 7.4, the Indemnitee shall be entitled to make such settlement of the

                  Third Party Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Third Party Claim shall be binding upon the Indemnitor.

7.5      TAX INDEMNIFICATION.

         (a) The Shareholders agree, jointly and severally, to indemnify and hold harmless the Buyer Indemnified Parties against any Losses incurred or paid by a Buyer Indemnified Party, which arise as a result of (i) any liability for any Taxes imposed on the Company and the Subsidiaries pursuant to federal, state, local or foreign law attributable to any periods ending on or before the date of the Closing, (ii) with respect to any Straddle Period, the portion of Taxes payable by or assessed against the Company which are properly allocable to the part of such Straddle Period ending on the date of the Closing, pursuant to Section 7.5(b), (iii) any breach of the representations or warranties made by the Company and the Shareholders in Section 2.12, and (iv) any breach of, or failure to perform, any agreement or covenant contained in Sections 4.11, 4.12 or 4.13 hereof (all such Losses being "TAX LOSSES"). Any indemnity payments to or from the Shareholders or to or from the Buyer pursuant to this Agreement, whether under this Section 7.5 or otherwise, shall be treated by the Buyer and the Shareholders as purchase price adjustments for all tax purposes. All indemnification obligations set forth in this Section 7.5(a) shall be treated as "TAX CLAIMS" for purposes of this Agreement.

         (b) For purposes of this Section 7.5, with respect to any taxable year or period beginning before and ending after the date of the Closing (a "STRADDLE PERIOD"), an allocation of Taxes shall be made to the part of such Straddle Period which ends on the date of the Closing based on (i) the closing of the books method, in the case of income or any similar Taxes, (ii) the number of days elapsed between the beginning of such Straddle Period to and including the date of the Closing in the case of property Taxes, and (iii) when the relevant transaction occurs, in the case of sales and gross receipts Taxes.

7.6      INDEMNIFICATION TO BE AFTER TAX, INSURANCE, ETC.

         The amount of the indemnification for any Claim which the Buyer Indemnified Persons and the Shareholder Indemnified Persons shall be entitled to receive pursuant to this Agreement shall be payable on demand and shall be determined after giving effect to any insurance recoveries, tax savings and recoveries from third parties.

7.7      EXPIRY AND LIMITS OF LIABILITY

         (a) The representations and warranties of the Shareholders herein (other than those of the Shareholders with respect to the matters set forth in

                  Section 7.7(b)), shall terminate on the date which is 90 days after the date the Buyer has publically released its audited financial statements for the year ended August 31, 2002 except to the extent that, during such period, any Buyer Indemnified Person shall have given detailed notice (to the extent feasible) to the Shareholders of a specified Claim in respect of any representation or warranty in which case such representation and warranty with respect to such Claim shall continue in full force and effect until the final determination of such Claim.

         (b)      Notwithstanding the foregoing provisions of Section 7.7(a):

                  (i) representations and warranties herein of the Shareholders with respect to the Company Common Stock and the share capital of the Company and any of the Subsidiaries as set forth in Sections 2.1, 2.2., 2.3 and 2.5 shall survive indefinitely;

                  (ii) representations and warranties herein of the Shareholders relating to any liability of the Company or the Subsidiaries for the payment of Taxes shall survive so long as any claim may be made in respect of such matters under any applicable statute of limitations; and

                  (iii) notwithstanding the foregoing, there shall be no limit of time on the representations and warranties of the Shareholders relating to any matter in the case of fraud, gross negligence, voluntary omission or bad faith on the part of the Shareholders.

         (c) Notwithstanding the other provisions of this ARTICLE 7, no Claims with respect to breaches or failure of representations and warranties contemplated by Section 7.7(b)(i) and 7.7(b)(iii) may be made against the Shareholders hereunder unless and until the aggregate amount of all Claims which may be made pursuant to this Agreement exceed $250,000, in which event the Shareholders shall become liable for the full amount of all Claims on a dollar for dollar basis, up to a maximum amount equal to:

                  (i) the Merger Consideration in the event of a Claim arising from a breach of a representation and warranty with respect to the matters set forth in Sections 2.1, 2.2., 2.3 and 2.5, and;

                  (ii) 30% of the Merger Consideration, in the event of a Claim arising from a breach of any other representation and warranty set forth in this Agreement.

         (d) Any claims for which the Shareholders shall become liable shall be payable to the Buyer from the Escrow Fund on a dollar for dollar basis. In the event the Claims exceed the amount contained in the Escrow Fund, the Shareholders shall become liable for such further amount on a dollar for dollar basis, subject to Section 7.7(c).

         (e) The representations and warranties of the Buyer shall terminate on the date which is 90 days after the date on which the Buyer has publically released its audited financial statements for the year ended August 31, 2002 except to the extent that, during such period any Shareholders Indemnified Person shall have given detailed notice to the Buyer of a specified Claim in respect of any representation or warranty in which case such representation and warranty shall continue in full force and effect until the final determination of such Claim.

         (f)      Notwithstanding the foregoing provisions of Section 7.7(e):

                  (i) representations and warranties herein of the Buyer with respect to the Buyer Shares and the share capital of the Buyer shall survive in accordance with the applicable statute of limitations under the securities laws in Canada and the United States; and

                  (ii) notwithstanding the foregoing, there shall be no limit of time on the representations and warranties of the Buyer relating to any matter in the case of fraud, gross negligence, voluntary omission or bad faith on the part of the Buyer.

         (g) Notwithstanding the other provisions of this Section 7.7, no Claims with respect to breaches or failure of representations and warranties contemplated by Section 7.7(b) may be made against the Buyer hereunder unless and until the aggregate amount of all Claims which may be made pursuant to this Agreement exceed $250,000, in which event the Buyer shall become liable for the full amount of all Claims on a dollar for dollar basis, up to a maximum amount equal to:

                  (i) the Merger Consideration, in the event of a Claim arising from a breach of a representation and warranty with respect to the matters set forth in Sections 3.1, 3.2 and 3.3, and;

                  (ii) 30% of the Merger Consideration in the event of a Claim arising from a breach of any other representation and warranty set forth in this Agreement.

7.8      PROCEDURE

         Promptly (but in no event more than 15 days) after receipt by a Buyer Indemnified Party or a Shareholder Indemnified Party (an "INDEMNIFIED PARTY") (as the case may require) of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7.8, notify in writing the indemnifying party of the commencement thereof. In case any such action is brought against any Indemnified Party, and such Indemnified Party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, in the case of Tax Claims, that the Shareholders have acknowledged to the Buyer in writing the Shareholders' liability under Section 7.5 for all Tax Losses incurred or suffered by the Buyer or the Company which results from such action. Following notification to the Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under this Section 7.8 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense there, other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action, within a reasonable time after notice of commencement of the action, with counsel reasonably satisfactory to the Indemnified Party; PROVIDED HOWEVER, that the indemnifying party shall be required to pay for Indemnified Party's counsel, if, such Indemnified Party shall have reasonably concluded, on reliance of the written opinion of counsel experienced in such matters, that there may be defenses available to it or him which are different from or additional to those available to the indemnifying party (in which case indemnifying parties shall not have the right to direct the defense of action). The Buyer shall also have the right to jointly control, with the Shareholders, any contest involving a Tax Losses with respect to Straddle Periods. No settlement of any action against an Indemnified Party shall be made without the consent of the Indemnified Party, which shall not be unreasonably withheld. In the event that any Indemnified Party should have a direct claim against any indemnifying party hereunder that does not involve any third-party claim or claims asserted against the Indemnified Party, the Indemnified Party shall transmit to the indemnifying party a written notice describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this ARTICLE 7. If the indemnifying party does not notify the Indemnified Party within 90 days from its receipt of such notice that the indemnifying party disputes such claim, the claim specified by the Indemnified Party in the indemnity notice shall be deemed a liability of the indemnifying party hereunder. If the indemnifying party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction. The parties agree that the sole and exclusive remedy which any party hereto shall have against any other party hereto under this Agreement shall be the right to proceed for indemnification in the manner and only to the extent provided in this ARTICLE 7.

                                   ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

8.1      TERMINATION

         This Agreement may be terminated at any time prior to the Closing (except as limited as to time in Section 8.1(b) below):

         (a) by the mutual written consent of the Buyer and the Shareholders;

         (b) by the Buyer or the Shareholders, if the Closing shall not have occurred prior to the 90th day following the date hereof; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party if such party's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

         (c)      by the Buyer in the event a condition set forth in Sections
                  5.1 or 5.2 becomes incapable of being fulfilled; or

         (d) by the Buyer in the event that a Disclosure Schedule is amended or supplemented by the Company, which amendment or supplement is considered by the Buyer to have a Company Material Adverse Effect.

8.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement as provided in
         Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto; provided, however, that nothing herein shall relieve either the Shareholders or the Buyer from liability for any breach of this Agreement or failure to perform hereunder. If this Agreement is terminated as provided herein, upon request therefore, each party will re-deliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

8.3      WAIVER

         At any time prior to Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE 9

                                  MISCELLANEOUS

9.1      ENTIRE AGREEMENT; AMENDMENTS

         This Agreement, together with the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the Exhibits and Schedules hereto.

9.2      NOTICES

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) two business days after deposit with recognized overnight courier, specifying next day delivery, with written verification of receipt. The address for all notices, requests, consents and other communications hereunder to the parties to this Agreement shall be delivered or sent to the following:

         (a)      THE COMPANY:

                  Burleigh Instruments, Inc.
                  7647 Main Street
                  Fishers, New York 14453-0755
                  U.S.A.

                  ATTENTION: PRESIDENT
                  Telephone: (716) 924-9355
                  Facsimile: (716) 924-9072

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                  Michael R. McEvoy, Esq.
                  Harter, Secrest & Emery LLP
                  700 Midtown Tower
                  Rochester, New York 14604-2070
                  U.S.A.

         (b)      THE BUYER OR BUYER SUB:

                  EXFO Electro-Optical Engineering Inc.
                  465 Godin Avenue

                  Vanier, Quebec, Canada, G1T 2M5

                  ATTENTION: GERMAIN LAMONDE, PRESIDENT
                  Telephone: (418) 683-0211
                  Facsimile: (418) 683-2170

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                  Fasken Martineau DuMoulin LLP
                  Stock Exchange Tower, 800 Place-Victoria, 24th Floor Montreal, Quebec, Canada, H4Z 1E9

                  ATTENTION: MTRE ROBERT PARE
                  Telephone: (514) 397-7517
                  Facsimile: (514) 397-7600

         (c)      Robert G. Klimasewski
                  3708 Batzing Road
                  Caledonia, New York, 14423
                  U.S.A.

                  William G. May, Jr.
                  1701 Gulf Stream Avenue, #739
                  Ft-Pierce, Florida, 34949
                  U.S.A.

                  David J. Farrell
                  7535 Surrey Lane
                  Victor, New York, 14564
                  U.S.A.

                  William S. Gornall
                  2 Saddle Ridge Trail
                  Fairport, New York, 14450
                  U.S.A.

                  IN EACH CASE, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE)
                  TO:

                  Michael R. McEvoy, Esq.
                  Harter, Secrest & Emery LLP
                  700 Midtown Tower
                  Rochester, New York 14604
                  U.S.A.

         Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

9.3      AMENDMENTS; WAIVERS

         No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

9.4      HEADINGS

         The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.5      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Shareholders may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer and Buyer Sub may not assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the Company and the Shareholders.

9.6      NO THIRD-PARTY BENEFICIARIES

         This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.7      GOVERNING LAW; CONSENT TO JURISDICTION; LANGUAGE

         This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably consents to the jurisdiction of the state and federal courts located in Monroe County, New York, to adjudicate any dispute arising pursuant to this Agreement or the transactions contemplated hereby, and waives any objections thereto. The parties have expressly requested that this Agreement and all notices related thereto be drafted in the English language. Les parties ont expressement exige que cette convention ainsi que tous documents y afferents soient rediges en anglais.

9.8      EXECUTION

         This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

9.9      SEVERABILITY

         In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.10     INTERPRETATION

         The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. Any references to the "KNOWLEDGE" of the Company or of the Shareholders or the Company's "KNOWLEDGE" or the Shareholders' "KNOWLEDGE" or any similar formulation shall mean the actual knowledge of the Shareholders or Peter Battisti, the Company's Chief Financial Officer. Any references to the "KNOWLEDGE" of the Buyer or the Buyer's "KNOWLEDGE" or any similar formulation shall mean the actual knowledge of the officers (as defined in Rule 16a-1(f) of the Exchange Act) of Buyer The disclosure of any matter in any portion of the Disclosure Schedules hereto shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be likely to be pertinent, but shall expressly not be deemed to constitute an admission by the Company, the Shareholders or the Buyer, as the case may be, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

9.11     CURRENCY

         Unless otherwise stipulated herein, all dollar amounts are in the legal currency of the United States of America.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger and Plan of Reorganization to be duly executed by their respective authorized signatories as of the date first indicated above.


                                   BURLEIGH INSTRUMENTS, INC.

                              By:  /s/  David J. Farrell
                                   --------------------------------------------
                              Name:     David J. Farrell
                                   --------------------------------------------
                              Title:    President
                                   --------------------------------------------


                                   EXFO ELECTRO-OPTICAL ENGINEERING INC.

                              By:  /s/  Germain Lamonde
                                   --------------------------------------------
                              Name:     Germain Lamonde
                                   --------------------------------------------
                              Title:    President and Chief Executive Officer
                                   --------------------------------------------


                                   EXFO SUB, INC.

                              By:  /s/  Germain Lamonde
                                   --------------------------------------------
                              Name:     Germain Lamonde
                                   --------------------------------------------
                              Title:    President
                                   --------------------------------------------


                                   /s/  Robert G. Klimasewski
                                   --------------------------------------------
                                   Robert G. Klimasewski


                                   /s/  William G. May, Jr.
                                   --------------------------------------------
                                   William G. May, Jr.


                                   /s/  David J. Farrell
                                   --------------------------------------------
                                   David J. Farrell


                                   /s/  William S. Gornall
                                   --------------------------------------------
                                   William S. Gornall

                                                                       EXHIBIT A

                              Certificate of Merger

                                       of

                                  EXFO SUB, INC

                                       and

                            BURLEIGH INSTRUMENTS, INC

                                      into

                            BURLEIGH INSTRUMENTS, INC

               (Under Section 904 of the Business Corporation Law)


                  It is hereby certified on behalf of each of the constituent corporations herein named, as follows:

                  FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

                  SECOND: The name of the constituent corporation which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is Burleigh Instruments, Inc. The date upon which its certificate of incorporation was filed by the Department of State is August 25, 1972.

                  THIRD: The name of the other constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation", is EXFO Sub, Inc. The date upon which its certificate of incorporation was filed by the Department of State is November 6, 2000.

                  FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, as well as the specification of the classes and series entitled to vote on the plan of merger, as follows:


                           Burleigh Instruments, Inc.


                    DESIGNATION OF EACH             NUMBER OF
                    OUTSTANDING CLASS AND           OUTSTANDING SHARES OF
                    SERIES OF SHARES                EACH CLASS

                    Common Stock,                   50,000 shares
                    $0.02 par value



                                 EXFO Sub, Inc.


                    DESIGNATION OF EACH             NUMBER OF
                    OUTSTANDING CLASS AND           OUTSTANDING SHARES OF
                    SERIES OF SHARES                EACH CLASS

                    Common Stock,                   100 shares
                    $0.01 par value



                  FIFTH: The merger herein certified was authorized in respect of the surviving constituent corporation by the vote of the holders of at least two-thirds of all outstanding shares of the corporation entitled to vote on the plan of merger.

                  SIXTH: The merger herein certified was authorized in respect of the merged constituent corporation by the written consent of the holders of all outstanding shares of the corporation entitled to vote on the plan of merger.

                  SEVENTH: The effective date of the merger herein certified shall be the 20th day of December, 2000.

                  IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Signed on December 19, 2000.


                                        /s/  Germain Lamonde
                                        ---------------------------------------
                                             Germain Lamonde, President
                                             of the Board of EXFO Sub, Inc.


                                        /s/  Kimberley Okell
                                        ---------------------------------------
                                             Kimberley Okell, Secretary of
                                             EXFO Sub, Inc.


                                        /s/  David Farrell
                                        ---------------------------------------
                                             David Farrell, President of
                                             Burleigh Instruments, Inc.


                                        /s/  Peter Battisti
                                        ---------------------------------------
                                             Peter Battisti, Secretary of
                                             Burleigh Instruments, Inc.

                                                                       EXHIBIT D

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is dated the ___ day of December, 2000, by and among EXFO Electro-Optical Engineering Inc., incorporated pursuant to the CANADA BUSINESS CORPORATIONS ACT (the "BUYER"), Robert G. Klimasewski, ("KLIMASEWSKI") William G. May, Jr. ("MAY"), David J. Farrell ("FARRELL") and William S. Gornall ("GORNALL") (collectively, the "SHAREHOLDERS"), and CIBC Mellon Trust Company, as escrow agent (the "ESCROW AGENT").

                                    RECITALS

         WHEREAS; Buyer, EXFO Sub, Inc., a New York corporation ("BUYER SUB"), Burleigh Instruments, Inc., a New York corporation and the Shareholders are parties to that certain Agreement of Merger and Plan of Reorganization dated November ___, 2000 (the "MERGER AGREEMENT"), providing for the merger of Buyer Sub with and into Burleigh; and

         WHEREAS, the parties intend to establish an escrow fund pursuant to
Section 1.9 of the Merger Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the premises and of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The terms defined in this Article I shall, for all purposes of this Escrow Agreement, have the meanings herein specified, unless the context otherwise specifies or requires. Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the respective meanings given to them in the Merger Agreement.

         "ESCROW AGENT" means CIBC Mellon Trust Company, as escrow agent under this Escrow Agreement, and shall include its successors and permitted assigns.

         "ESCROW FUND" means the Escrowed Shares and the Funds, if any.

         "ESCROWED SHARES" means the shares of Buyer Subordinate Voting Shares, without par value, which are from time to time held in escrow by the Escrow Agent pursuant to this Escrow Agreement.

         "FUNDS" means any cash received from a Shareholder by the Escrow Agent in lieu of Escrowed Shares pursuant to Section 2.2(a), or any other cash received by the Escrow Agent pursuant to the terms hereof.

         "QUALIFIED INVESTMENTS" means any of the following securities, if and to the extent the same have a maturity of not more than 30 days and are at the time legal for investment or security, as the case may be, of escrowed funds:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America;

                  (b) bonds, debentures, notes or other evidences of indebtedness issued by any of the following agencies or such other like governmental or government-sponsored agencies which may be hereafter created: Bank for Cooperatives; Federal Intermediate Credit Banks; Federal Financing Banks; Federal Home Loan Bank System; Export-Import Bank of the United States; Farmers Home Administration; Small Business Administration; Inter-American Development Bank; International Bank for Reconstruction and Development; Federal Land Banks; the Federal National Mortgage Association; and the Government National Mortgage Association;

                  (c) public housing bonds issued by public agencies or municipalities and fully secured as to the payment of both principal and interest by a pledge of annual contributions under an annual contributions contract or contracts with the United States of America; or temporary notes, preliminary loan notes, or project notes issued by public agencies or municipalities, in each case fully secured as to the payment of both principal and interest by a requisition or payment agreement with the United States of America;

                  (d) direct and general obligations of any state of the United States of America, to the payment of the principal of and interest on which the full faith and credit of such state is pledged, if at the time of their purchase such obligations are rated in either of the two highest rating categories by the rating service or services of either Standard and Poor's Corporation or Moody's Investors Service, Inc., or, upon the discontinuance of either or both of such services, such other national recognized rating service or services, as the case may be, as shall be selected by the Escrow Agent;

                  (e) negotiable or non-negotiable certificates of deposit, time deposits, or other similar banking arrangements, issued by any bank or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation, such securities to be secured as to principal, but only to the extent not insured by the Federal Deposit Insurance Corporation or a similar corporation chartered by the United States of America, by the securities listed in (a), (b), (c) or (d) above and in a manner satisfactory to the Escrow Agent;

                  (f) repurchase agreements secured as to principal by the securities listed in (a), (b), (c) or (d) above and in a manner satisfactory to the Escrow Agent; and

                  (g) commercial paper with the highest rating by NCO/Moody's Commercial Paper Division of Moody's Investors Service, Inc.

                                   ARTICLE II
              DESIGNATION OF ESCROW AGENT; ASSETS SUBJECT TO ESCROW

         Section 2.1 DESIGNATION OF ESCROW AGENT. The parties hereto other than the Escrow Agent hereby designate and appoint CIBC Mellon Trust Company, as Escrow Agent to serve in accordance with the terms of this Escrow Agreement. The Escrow Agent hereby accepts such appointment and agrees to act in accordance with the terms and conditions provided in this Escrow Agreement.

         Section 2.2       ASSETS SUBJECT TO ESCROW.

                  (a) The Shareholders hereby deposit an aggregate of _____ shares of Buyer Subordinate Voting Shares, (consisting of ___ shares deposited by Klimasewski, ___ shares deposited by May, ___ shares deposited by Gornall and ____ shares deposited by Farrell), issued in the name of such Shareholders, to be held by the Escrow Agent in accordance with the terms and provisions of this Escrow Agreement. At any time during the term of this Agreement, any Shareholder may substitute cash for any shares of Buyer Subordinate Voting Shares initially deposited by such Shareholder and remaining in the Escrow Fund. The amount of cash to be deposited by such Shareholder for each share of Buyer Subordinate Voting Shares to be removed from the Escrow Fund will be equal to the Closing Price, which the parties agree is $_____.

                  (b) Cash or other property received by the Escrow Agent in respect of the Escrowed Shares from redemption or liquidation thereof, shall be held by the Escrow Agent in accordance with the terms and provisions of this Agreement. Any dividends declared with respect to the Escrowed Shares, whether in cash, shares of the Buyer Subordinate Voting Shares or other property shall be promptly forwarded to the proper Shareholder.

                                  ARTICLE III
                     DURATION OF ESCROW; TREATMENT OF FUNDS

         Section 3.1       DURATION OF ESCROW. Subject to the provisions of
Article IV hereof, the Escrow Agent shall hold the Escrowed Shares and the Funds as provided in this Escrow Agreement until the termination hereof in accordance with Article IV.

         Section 3.2 ESCROWED SHARES. Except as expressly provided in this Escrow Agreement, the Escrowed Shares may not be transferred, sold or otherwise disposed of by the Escrow Agent. Each of the Shareholders shall be permitted to exercise any voting rights with respect to the Escrowed Shares issued in his name.

         Section 3.3 FUNDS. All Funds received by the Escrow Agent under the provisions of this Escrow Agreement shall, as nearly as may be practicable, be continuously invested and reinvested by the Escrow Agent in Qualified Investments pursuant to the written instructions of the Shareholders, in each case maturing within not more than 30 days from the date of the acquisition thereof. The Escrow Agent shall sell at the best price obtainable at market rates provided by broker/dealers or present for redemption any such securities so purchased as an investment of Funds whenever it shall be necessary to do so in order to provide Funds to make any distribution required pursuant to this Agreement. Subject to compliance with the foregoing, the Escrow Agent shall not be liable or responsible for any loss resulting from any such investment.

         Section 3.4 INCOME. All income from the investment of Funds (net of losses, if any) shall be allocable to the Shareholders as their interests may from time to time appear and distributed among the Shareholders by the Escrow Agent not less frequently than quarterly.

                                   ARTICLE IV
                                     CLAIMS

         Section 4.1 NOTICE OF CLAIMS. From time to time on or before the termination of this Agreement, the Company may give notice (a "Notice") to the Shareholders, and the Escrow Agent asserting in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Section 7.2 of the Merger Agreement. If the Shareholders give notice to the Company and the Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by the Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 4.3. If no Counter Notice is received by the Escrow Agent within such 30-day period, then the amount of damages claimed by the Company in the Notice shall be deemed established for purposes of this Escrow Agreement and, at the end of such 30-day period, the Escrow Agent shall pay to the Buyer the portion of the Escrow Fund claimed in the Notice from (and in all cases only to the extent of) the Escrow Fund.

         Section 4.2 DISTRIBUTIONS. In making any payment of a Claim from the Escrow Fund, the Escrow Agent may distribute as consideration therefor: (a) shares of Buyer Subordinate Voting Shares, which shall be valued for this purpose at the closing sales price per share of Buyer Subordinate Voting Shares on the most recent date on which trading of such stock occurred on the principal exchange or market on which such shares are then traded preceding the date of such distribution, or (b) cash. Any distributions to the Buyer pursuant to this
Article IV shall be allocable to the Shareholders pro rata in accordance with their initial deposits into the Escrow Fund.

         Section 4.3 COUNTER NOTICE; RESOLUTION. If a Counter Notice has been given pursuant to Section 4.1 the Escrow Agent shall make no distribution except in accordance with (i) joint written instructions of the Buyer and the Shareholders or (ii) a final non-appealable order of a court of competent jurisdiction. Any such court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         Section 4.4 JOINT INSTRUCTIONS. Notwithstanding anything in this Escrow Agreement to the contrary, the Escrow Agent shall be entitled to rely on any joint written instructions received from the Buyer and the Shareholders.

                                    ARTICLE V
                                   TERMINATION

         Section 5.1 TERMINATION OF ESCROW. On the date which is 365 days after the Closing Date as defined in the Merger Agreement, the Escrow Agent shall pay and distribute 50% of the Escrow Fund pro rata to the Shareholders in accordance with each Shareholder's initial deposit to the Escrow Fund, unless any Claims are then pending, in which case a portion of the

Escrowed Shares and Funds equal to the disputed portion of any pending claim shall be retained by the Escrow Agent in the Escrow Fund, pending joint written instructions of the Company and the Shareholders or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 4.3 and the remaining balance of the Escrow fund shall be released on the date which is the second anniversary date of the Closing Date, as defined in the Merger Agreement, unless any Claims are then pending, in which case a portion of the Escrowed Shares and Funds equal to the disputed portion of any pending claim shall be retained by the Escrow Agent in the Escrow Fund, pending joint written instructions of the Company and the Shareholders or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 4.3. The Buyer and the Shareholders agree to provide such joint written instructions to deliver such Escrowed Shares and Funds to the Shareholders to the extent they exceed the reasonably anticipated value of the Claims then pending.

                                   ARTICLE VI
                             DUTIES OF ESCROW AGENT

         Section 6.1 LIABILITY. The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall not be liable in connection with its investment or reinvestment of any Funds held by it hereunder in good faith, in accordance with the terms hereof, including, but not limited to, any liability for any reasonable delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such reasonable delays.

         Section 6.2 RELIANCE. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent. The Escrow Agent may act pursuant to the advise of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

         Section 6.3 RESIGNATION. The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the Buyer and the Shareholders in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

         Section 6.4 DISAGREEMENTS. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the Buyer and the Shareholders directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         Section 6.5 FEES. The Buyer shall pay the Escrow Agent compensation, as payment in full for the services to be rendered by the Escrow Agent hereunder, in the amounts set forth on Schedule A attached hereto, and agrees to reimburse the Escrow Agent for all reasonable expenses incurred in performance of its duties hereunder. Any compensation and reimbursement of expenses to which the Escrow Agent is entitled shall be borne and paid solely by the Buyer.

         Section 6.6 SECURITIES DEPOSITORY. The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System.

         Section 6.7 NO OTHER DUTIES. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) two business days after deposit with recognized overnight courier, specifying next day delivery, with written verification of receipt. The address for all notices, requests, consents and other communications hereunder to the parties to this Agreement shall be delivered or sent to the following:

The Buyer:

                  EXFO Electro-Optical Engineering Inc.
                  465, Godin Avenue
                  Vanier, Quebec    G1M 3G7
                  Canada
                  Telephone (418) 683-0211
                  Facsimile (418) 683-2170
                  Attention:  Germain Lamonde

With a copy (which shall not constitute notice) to:

                  Fasken Martineau DuMoulin LLP
                  Stock Exchange Tower, Suite 3400
                  800 Place-Victoria
                  Montreal, Quebec   H4Z 1E9
                  Canada
                  Attention: Robert Pare, Esq.
                  Telephone (514) 397-7517
                  Facsimile (514) 397-7600


                  Robert G. Klimasewski
                  _________________________
                  _________________________
                  _________________________


                  William G. May, Jr.
                  _________________________
                  _________________________
                  _________________________


                  David J. Farrell
                  _________________________
                  _________________________
                  _________________________


                  William S. Gornall
                  _________________________

                  _________________________
                  _________________________


In each case, with a copy (which shall not constitute notice) to:

                  Michael R. McEvoy, Esq.
                  Harter, Secrest & Emery LLP
                  700 Midtown Tower
                  Rochester, New York 14604

The Escrow Agent:

                  _________________________
                  _________________________
                  _________________________
                  Attention:  ___________, Esq.
                  Telephone (___)__________
                  Facsimile (___) ___________


Or such other address as may be designated in writing hereafter, in the same manner, any party hereto.

         Section 7.2 COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

         Section 7.3 CAPTIONS. The captions in this Escrow Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Escrow Agreement.

         Section 7.4 NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Escrow Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Escrow Agreement. Any waiver must be in writing.

         Section 7.5 EXCLUSIVE AGREEMENT; AMENDMENT. This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by Buyer, the Shareholders and the Escrow Agent.

         Section 7.6 GOVERNING LAW. This Escrow Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

         IN WITNESS WHEREOF, Buyer, each of the Shareholders and the Escrow Agent have caused this Escrow Agreement to be duly executed as of the day and year first above written.


                                   EXFO ELECTRO-OPTICAL ENGINEERING INC.


                                   By:  _______________________________________
                                   Name:
                                   Title:



                                   SHAREHOLDERS


                                   ____________________________________________
                                   Robert G. Klimasewski


                                   ____________________________________________
                                   William G. May, Jr.


                                   ____________________________________________
                                   David J. Farrell


                                   ____________________________________________
                                   William S. Gornall


                                   CIBC MELLON TRUST COMPANY

                                   By:  _______________________________________
                                   Name:
                                   Title:

                              DISCLOSURE SCHEDULES



         All documents referenced in these schedules were made available to the Buyer at an earlier date. Additional access to any
               referenced documents may be available upon request.

          THE DISCLOSURE OF ANY MATTER IN A PORTION OF THESE DISCLOSURE SCHEDULES SHALL BE DEEMED TO BE A DISCLOSURE FOR ALL PURPOSES OF
        THE AGREEMENT OF MERGER AND PLAN OF REORGANIZATION TO WHICH SUCH
          MATTER COULD REASONABLY BE LIKELY TO BE PERTINENT, BUT SHOULD
       EXPRESSLY NOT BE DEEMED TO CONSTITUTE AN ADMISSION BY THE COMPANY,
       THE SHAREHOLDERS OR THE BUYER, AS THE CASE MAY BE, OR TO OTHERWISE
          IMPLY, THAT ANY SUCH MATTER IS MATERIAL FOR PURPOSES OF THIS
                                   AGREEMENT.

                                  SCHEDULE 2.2

                                  SUBSIDIARIES

--------------------------------------------------------------------------------
BURLEIGH INSTRUMENTS, GmbH
--------------------------------------------------------------------------------
Jurisdiction of incorporation                     Germany
--------------------------------------------------------------------------------
The number of shares of authorized capital        DM 150,000
stock of each class of its capital stock
--------------------------------------------------------------------------------
The number of issued and outstanding shares       DM 150,000
of each class of its capital stock
--------------------------------------------------------------------------------
The names of the holders of issued and            William G. May, DM 16,500
outstanding shares of each class of capital       Robert G. Klimasewski, DM 16,500
stock and the number of shares held by each       Burleigh Instruments, Inc., DM 117,000
such holder
--------------------------------------------------------------------------------
The number of shares of its capital stock held    None
in treasury
--------------------------------------------------------------------------------
Managing Director                                 Peter Battisti
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
BURLEIGH INSTRUMENTS (U.K.) Ltd.
--------------------------------------------------------------------------------
Jurisdiction of Incorporation                     United Kingdom
--------------------------------------------------------------------------------
The number of shares of authorized capital        (pound) 1,000
stock of each class of its capital stock
--------------------------------------------------------------------------------
The number of issued and outstanding shares       (pound) 700
of each class of its capital stock
--------------------------------------------------------------------------------
The names of the holders of issued and            Burleigh Instruments, (pound) 500
outstanding shares of each class of capital       William G. May, (pound) 100
stock and the number of shares held by each       Robert G. Klimasewski, (pound) 100
such holder
--------------------------------------------------------------------------------
The number of shares of its capital stock held    None
in treasury
--------------------------------------------------------------------------------
Managing Director                                 David J. Farrell
--------------------------------------------------------------------------------
Officer                                           Peter Battisti, Secretary
--------------------------------------------------------------------------------

                                  SCHEDULE 2.3

                                 CAPITALIZATION


--------------------------------------------------------------------------------
         SHAREHOLDER                              NUMBER OF SHARES
--------------------------------------------------------------------------------
Robert G. Klimasewski                                  19,467
--------------------------------------------------------------------------------
William G. May                                         19,467
--------------------------------------------------------------------------------
David J. Farrell                                        7,390
--------------------------------------------------------------------------------
William S. Gornall                                      3,676
--------------------------------------------------------------------------------
Total                                                  50,000
--------------------------------------------------------------------------------



Authorized capitalization of 1,000,000 shares of common stock, $0.02 par value.



                          SHARE RESTRICTION AGREEMENTS
                          ----------------------------

1) Shareholders Agreement among Robert G. Klimasewski, William G. May and Burleigh Instruments, Inc., April 17, 1989. This Agreement restricts the transfer of shares by granting an option to purchase the shares first to the other shareholders and then to Burleigh Instruments, Inc.

2) Stock Purchase Agreement among David J. Farrell, William S. Gornall, Robert G. Klimasewski and William G. May, May 12, 2000. Farrell and Gornall have pledged their shares pursuant to a pledge agreement dated May 12, 2000 to secure payment of certain promissory notes.

                                  SCHEDULE 2.4

                            CONFLICTS WITH AGREEMENTS

1) Sublease Agreement between Fishers Development Company and Burleigh Instruments, Inc., September 1, 2000
2)       Environmental Compliance and Indemnification Agreement, September 1,
         2000
3) Agency Compliance Agreement between Ontario County I.D.A. and Burleigh Instruments, Inc., September 1, 2000
4) Inducement Agreement among Ontario County I.D.A., Fishers Development Company and Burleigh Instruments, Inc., September 1, 2000
5) Guaranty Agreement from Fishers Development Company and Burleigh Instruments, Inc. to Ontario County I.D.A. and The Huntington National Bank, September 1, 2000
6) Continuing Guaranty from Burleigh Instruments, Inc. to KeyBank N.A., September 22, 2000
7) Sublease Agreement between Fishers Development Company and Burleigh Instruments, Inc., January 1, 1978
8) Sublease Agreement between Fishers Development Company and Burleigh Instruments, Inc., First Amendment, April 8, 1993
9) Sublease Agreement between Fishers Development Company and Burleigh Instruments, Inc., Second Amendment, March 10, 1998
10) Guaranty of Payment and Performance between Burleigh Instruments, Inc. and KeyBank N.A., April 15, 1998
11) Term Loan Agreement between Burleigh Instruments, Inc. and KeyBank, April 8, 1993
12) Promissory Note in the principal amount of $786,000 made by Burleigh Instruments, Inc. to KeyBank N.A., April 8, 1993
13) Burleigh Instruments, Inc. Capital Grant from Empire State Development, March 24, 2000
14)      Ontario County RIF Loan Application
15) Business Loan Agreement between KeyBank N.A. and Burleigh Instruments, Inc., September 22, 2000
16) Commercial Security Agreement and Promissory Note between KeyBank N.A. and Burleigh Instruments, Inc., July 18, 2000
17)      NASA SBIR Phase II Contract, March 12, 1999
18)      Department of the Air Force Contract, June 22, 2000
19)      UCLA Subcontract to Air Force Contract, October 9, 2000
20) USHIO Research Institute of Technology Inc. Development Agreement, March 11, 1998
21) EXFO Electro-Optical Engineering Inc. Strategic Alliance Agreement, July 3, 1997, Annex I and Annex II to Strategic Alliance Agreement, as amended, December 10, 1997, and Termination of Annex III to Strategic Alliance Agreement, August 20, 1999
22)      Package Insurance, Zurich Group, Policy # CMM 31725527, August 1, 2000
23)      Automobile Insurance, Zurich Group, Policy # CMM 31725527, August 1,
         2000
24) Workers' Compensation Insurance, Zurich Group, Policy # TC1 95562931, August 1, 2000
25)      Umbrella Insurance, Zurich Group, Policy # UBA 95469814, August 1, 2000
26) Directors and Officers Insurance, Zurich Group, Policy # 473-11-57, August 1, 2000
27) Producer Loan Agreements between Burleigh Instruments, Inc. and Burleigh DISC, Inc.:
                  a)       Dated April 1, 1994 for $17,200.00
                  b)       Dated February 28, 1995 for $440,000.00
                  c)       Dated February 28, 1997 for $207,250.00
                  d)       Dated April 1, 1998, for $273,700.00

                                  SCHEDULE 2.5

                                 SHARE OWNERSHIP
                                 ---------------



1) Shareholders Agreement among Robert G. Klimasewski, William G. May and Burleigh Instruments, Inc., April 17, 1989. This Agreement restricts the transfer of shares by granting an option to purchase the shares first to the other shareholders and then to Burleigh Instruments, Inc.

2) Stock Purchase Agreement among David J. Farrell, William S. Gornall, Robert G. Klimasewski and William G. May, May 12, 2000. Farrell and Gornall have pledged their shares pursuant to a pledge agreement dated May 12, 2000 to secure payment of certain promissory notes.

                                  SCHEDULE 2.10

                            CERTAIN CHANGES OR EVENTS
                            -------------------------


1) Burleigh Instruments, Inc. is considering an amendment to its 401(k) Plan and Sales Growth Bonus Plan to eliminate the current six month waiting period for participation.

2) Burleigh Instruments, Inc. expects to implement a Cafeteria Plan for its employees effective January 1, 2001.

3) Burleigh Instruments, Inc. expects to implement a Recruiting Bonus Program effective January 1, 2001.

4) Burleigh Instruments, Inc. expects to implement a Referral Bonus Program for its employees effective January 1, 2001.

5) The Company's appeal of an export license denial for the return of an Atomic Force Microscope System to the Government of India (the unit had been returned to Burleigh for repairs) has been denied by the Bureau of Export Administration. Burleigh has advised the Government of India that it cannot pursue this matter further. By letter dated November 16, 2000, the Government of India has requested a refund of the cost of the unit (approximately $42,000).

                                  SCHEDULE 2.12

                             S CORPORATION ELECTION
                             ----------------------

         Burleigh Instruments, Inc. has elected to be treated as an S corporation for New York state tax and Federal tax purposes. However, Burleigh Instruments, Inc. is subject to tax in Maryland and has not elected to be treated an S corporation for Maryland state tax purposes.

                                SCHEDULE 2.13(A)

                              INTELLECTUAL PROPERTY
                              ---------------------

U.S. PATENTS
1) Patent # 5847387: Support Device and Stage Assembly for a Scanned-Probe Microscope, December 8, 1998
2) Patent # 5831264: Electrostrictive Actuator for Scanned-Probe Microscope, November 3, 1998
3)       Patent # 5751090: Peristaltic Driver Apparatus, May 12, 1998
4) Patent # 5157256: System for Exchanging Samples and Electrode Tip Units in a Surface Probe Microscope, October 20, 1992
5)       Patent # 4874979: Electromechanical Translation Apparatus, October 17,
         1989
6) Patent # 4336809: Human and Animal Tissue Photoradiation System and Method, June 29, 1982
7) Patent # 4319843: Interferometer Apparatus for the Direct Measurement of Wavelength and Frequency, March 16, 1982
8)       Patent # 4208636: Laser Apparatus, June 17, 1980
9) Patent # 4157802: Rigid Thermally Stable Structure for Supporting Precision Devices, June 12, 1979
10)      Patent # 3902085: Electromechanical Translation Apparatus, August 26,
         1975
11) Patent # 3902084: Piezoelectric Electromechanical Translation Apparatus, August 26, 1975

U.S. PATENTS APPLIED FOR OR PENDING (THE COMPANY AND THE SHAREHOLDERS MAKE NO REPRESENTATION REGARDING WHETHER ANY SUCH PATENTS WILL BE GRANTED.)
12) Patent Application: Inertial Impact Drill for Cytological Applications, filed June 14, 2000
13) Patent Application: Flex-tensional Electromechanical Displacement Amplifier, filed March 16, 2000
14) Patent Application: Linear Incremental Bi-directional Motor with a Ratchet Stepper Mechanism, filed June 5, 2000
15) Patent Application: Linear Incremental Bi-directional Motor with Interdigitated High Force Clamps, filed June 5, 2000
16)      Patent Application: Laser Wavelength Meter, filed November 15, 2000.

FOREIGN PATENTS
17)      Canadian Patent: Electromechanical Translation Apparatus, December 29,
         1992

U.S. TRADEMARKS
19)      Trademark for "Inchworm" dated May 22, 1984, Reg. No 1,278,748
20)      Trademark for "Gibraltar" dated October 20, 1998, Reg. No 2,198,525
21)      Trademark for "Wavemeter" dated August 11, 1981, Reg. No 1,164,470
22)      Trademark for "Instructional STM" dated August 10, 1993, Reg. No
         1,787,680
23)      Trademark for "Aris" dated October 29, 1991, Reg. No 1,662,937
24)      Trademark for "Metris" dated October 28, 1997, Reg. No 2,109,779
25)      Trademark for "True Image" dated October 26, 1993, Reg. No 1,800,550
26)      Trademark for "Hifase" dated April 24, 1990, Reg. No 1,592,830
27)      Trademark for "True View" dated February 21, 1995, Reg. No, 1,879,556

28)      Trademark for "Resolver" dated February 17, 1998 (2), Reg. No 2,137,226
29)      Trademark for "Resolver and Design" dated March 10, 1998, Reg. No
         2,142,507
30)      Trademark for "Tip Check" dated September 14, 1993, Reg. No 1,792,463

U.S. TRADEMARKS APPLIED FOR OR PENDING (THE COMPANY AND THE SHAREHOLDERS MAKE NO REPRESENTATION REGARDING WHETHER ANY SUCH TRADEMARKS WILL BE REGISTERED.)
31) Trademark Application for "PiezoDrill," filed June 20, 2000, Serial No 761073,291
32) Trademark Application for "Freedom," filed November 20, 2000, Serial N(degree) 76167987
33) Trademark Application for "Burleigh," filed November 10, 2000, Serial N(degree) 76163387

DOMAIN NAMES
34)      "Burleigh.com"
35)      "PiezoDrill.com"

LICENSES
36)      License from UFO Systems, Inc. on March 4, 1993 for software
37)      License from Alligator Technologies for "Prime Factor FFT" software
38)      License from Hewlett Packard for Patent # 29246
39)      License for development of Microsoft Windows prototype code
40)      Research Systems Inc. OEM Software License Agreement dated April 16,
         1999
41)      WinZip 4.0 Registration Form/Invoice dated June 16, 1993
42) MAXCIM software program sublicensed from William G. May and Robert G. Klimasewski
43) Non-exclusive (after July 1, 2001) License from Micromap Technology Purchase Agreement dated July 1, 1998 for software and Microscope design.
44) License/Software Agreements for individual computers or operators of computers, as follows:

1.       AutoCad lt97
a.       Serial Number:  160-10430686

2.       AutoCAD LT
a.       Serial Number:  160-10396370

3.       MathCad
a.       Serial Number:  PN900909DP1938C

4.       AutoCad
a.       Serial number:  110-99777441

5.       AutoCad LT
a.       Serail Number:  160-10698669

6.       Mathcad7
a.       PN702805D00319-2a

7.       AutoCad LT
a.       Serial Number:  160-10430692

8.       AutoCAD LT
a.       Serial Number:  160-10696211

9.       AutoCAD
a.       Serial Number:  160-10430695

10.      AutoCAD
a.       Serial Number:  110-99512979

11.      AutoCAD LT
a.       Serial Number:  160-10677955

12.      Don Dobbelaere, operator
a.       AutoCAD, Serial Number:  160-10430691
b.       Microsoft Projec, Serial Number:  53606-892-0489331-11977

13.      Dan Viggiano, operator
a.       AutoCAD, Serial Number:  110-99512978
b.       SolidWorks 2000, Serial Number:  0000 0001 9324 0050
c.       Axum, Serial Number:  AP510805D00559
E.       Mathcad7, PN702805D00341-2a

14.      Rob Culhane, operator
a.       AutoCAD LT, Serial Number:  160-10430701
b.       PartMiner, Number:  160388
c.       MAX+plus II
d.       Magnetics Designer, Number : 3578

15.      Michael Craghead, operator
a.       AutoCAD LT, Serial Number:  160-10430702
b.       Micrsoft Project, ID: 63606-809-3258881-53883
c.       SmartDraw, SD-00-213305-000A-00000-50-84582
d.       Parts&Vendors SE Edition, License: td9812211084811

16.      Matthew Lombard, operator
a.       AutoCAD, Serial Number:  110-99512979
b.       SolidWorks 2000, Serial Number:  0000 0001 9321 9606

17.      John Theodorsen, operator
a.       AutoCAD LT, Serial Number:  160-10430703

18.      Bob Blair, operator
a.       AutoCAD LT, Serial Number:  160-10430699
b.       Microsoft Project, Serial Number:  53606-330-9020012-48781

19.      Robert Frankel, operator
a.       AutoCAD LT, Serial Number:  160-10430707
b.       Mathcad7, pn702802d00708-2a

c.       EDC-1000HR Imaging Software
d.       ZEMAX-SE, Serial Number:  28-716

20.      Cindy Snow, operator
a.       About AutoCAD, Serial Number:  110-99512948
b.       About SolidWorks 2000, Serial Number:  000 0007 5001 0478

21.      Lonnie Bennett, operator
a.       About AutoCAD, Serial Number:  110-995112979
b.       About SolidWorks 2000, Serial Number:  000 0001 9322 2645

22.      Jeff Hereth, operator
a.       About AutoCAD, Serial Number:  110-99512968
b.       About SolidWorks 2000, Serial Number:  0000 0012 5192 2610

23.      Bill Gornall, operator
a.       About AutoCAD LT, Serial Number:  160-10430709
b.       Mathcad7, Serial Number: vn702802d00419-2a
c.       About Convert It!Pro

24.      Mike Houk, operator
a.       About Mathcad, Serial Number:  PU80081oDA6180
b.       About AutoCAD LT, Serial Number:  160,10430687
c.       About Corel PHOTO-PAINT Plus, Serial Number:  056878

25.      Autodesk Audo CAD LT 97
a.       Serial Number:  160-10430694

                                SCHEDULE 2.13(B)

                              INTELLECTUAL PROPERTY
                              ---------------------

The Company's products include certain embedded proprietary software, which the Company deems to be distributed pursuant to a license.

                                SCHEDULE 2.13(E)

                      CONFLICTS WITH AGREEMENTS DEALING IN
                      ------------------------------------
                              INTELLECTUAL PROPERTY
                              ---------------------

1)       NASA SBIR Phase II Contract, March 12, 1999

2)       Department of the Air Force Contract, June 22, 2000

3)       UCLA Subcontract to Air Force Contract, October 9, 2000

4) USHIO Research Institute of Technology Inc. Development Agreement, March 11, 1998

5) EXFO Electro-Optical Engineering Inc. Strategic Alliance Agreement, July 3, 1997, Annex I and Annex II to Strategic Alliance Agreement, as amended, December 10, 1997, and Termination of Annex III to Strategic Alliance Agreement, August 20, 1999

                                  SCHEDULE 2.14

                                      LIENS
                                      -----

1) KeyBank of New York filed with the New York Department of State and with the Ontario County Clerk two UCC-1 financing statements covering all of the Company's goods, accounts, chattel paper, general intangibles, instruments, documents, wherever located, whether now or existing or hereafter acquired or arising.

                                  SCHEDULE 2.15

                                COMPANY CONTRACTS
                                -----------------

1)       Wit Soundview Engagement Agreement dated August 16, 2000
2)       Coherent Scientific PTY Agreement
3)       Titan Electro-Optics Co., Ltd. Distributor Agreement dated January 1,
         2000
4)       MJL Crysteck, Inc. Distributor Agreement dated June 25, 1999
5)       SE Technologies Corporation Distributor Agreement dated February 26,
         1999
6) Eppendorf Scientific Value Added Reseller Purchase Agreement dated October 1, 1999
7)       Athens Scientific Representatives Distributor Agreement dated December
         8, 1998
8)       Daekhon International, Inc. Distributor Agreement dated November 1,
         1998
9) AEI Customs Brokerage Services Power of Attorney from Burleigh dated October 15, 1998
10)      NPI GmbH Distributor Agreement dated October 1, 1998
11)      Nikon Reseller Purchase Agreement dated September 30, 1998
12)      Hust Institute Distributor Agreement dated May 15, 1998
13)      Titan Electro-Optics Co., Ltd. Distributor Agreement dated January 1,
         1998
14)      Kuo Yang Scientific Corporation Distributor Agreement dated December
         15, 1997
15)      Schmidt Scientific Distributor Agreement dated November 1, 1997
16)      Olympus America, Inc. Distributor Agreement dated September 18, 1997
17)      2M Strumenti S.r.l. Distributor Agreement dated July 1, 1997
18)      2M Strumenti S.r.l. Second Distributor Agreement dated July 1, 1997
19)      Gamma Optronic AB Distributor Agreement dated February 1, 1997
20)      MD Scitech Ltd. Distributor Agreement dated February 1, 1997
21)      Carl Zeiss Inc. Value Added Reseller Purchase Agreement
22)      Optilas GmbH Distributor Agreement dated February 14, 1995
23)      Mestec AS Distributor Agreement dated October 1, 1993
24)      Indeco Distributor Agreement dated February 1, 1993
25)      New Technology RK Ltd. Representation Agreement dated March 1, 1990
26)      Optilas B.V. Representation Agreement dated January 1, 1989
27)      Decada Representation Agreement dated January 1, 1989
28)      GMP Representation Agreement dated January 1, 1989
29) Scientific Instruments Marketing, Co. Representation Agreement dated January 1, 1989
30)      Opto Electronica S/A Distributor Agreement dated February 1, 1992
31)      Lasing SA Representation Agreement dated January 1, 1989
32)      Atlaser di Distributor Agreement dated June 1, 2000
33)      Ambios Technology, Inc. Representative Agreement dated July 1, 1999
34)      Tech Science Ltd. Representation Agreement dated November 12, 1990
35)      Hellenic Scientific Representation Agreement dated January 1, 1989
36)      Micromap Technology Purchase Agreement dated July 1, 1998
37)      Newport Supply Agreement dated May 29, 1997
38)      Micromap Manufacturing and Sales Agreement dated September 18, 1996
39)      Direct Optical Research Purchase Order dated March 1, 2000
40)      Coulter Corporation Purchase Order (date illegible)
41)      Cavendish Instruments Purchase Orders (date illegible)
42)      Ontario County I.D.A. 2000 Bond
43)      Burleigh Instruments Capital Grant from Empire State Development

44)      Ontario County RIF Loan Application
45)      KeyBank N.A. Mortgage Financing 1998
46)      KeyBank N.A. Mortgage Financing 1993
47)      Dr. Turan Erdogan Advisor Agreement dated February 28, 2000
48)      Martin LuKacher Consulting Agreement dated January 1, 2000
49)      James R. Gort Consulting Agreement dated June 27, 1997
50)      Don McClimans Consultant Agreement
51)      Chris McGoldrick Consultant Agreement
52)      Fred Haas FY2000 Commission Program dated March 18, 2000
53)      Peter Dera FY2000 Commission Program dated March 18, 2000
54)      Walter Herson FY2000 Commission Program dated March 18, 2000
55)      Jeff Kondziela FY2000 Commission Program dated October 11, 2000
56)      Anthony Amarel FY2000 Commission Program dated October 16, 2000
57)      Nabil Nader FY2000 Commission Program dated October 16, 2000
58)      Don Jarvie FY2000 Commission Program dated October 1, 2000
59)      Ellen Knight FY2000 Commission Program dated October 1, 2000
60)      Matt Sargent FY2000 Commission Program
61)      Mark Tolbert FY2000 Commission Program
62)      Fishers Development Company Sublease Agreement dated September 1, 2000
63) Fishers Development Company - Ontario County I.D.A. Lease Dated September 1, 2000
64)      Williams Scottsman, Inc. Modular Trailer Lease dated February 4, 2000
65)      NASA SBIR Phase II Contract, March 12, 1999
66) Precision Engineering Center North Carolina State University Membership Agreement dated January 23, 1998
67) USHIO Research Institute of Technology Inc. Development Agreement dated March 11, 1998
68) EXFO Electro-Optical Engineering Inc. Strategic Alliance Agreement, July 3, 1997, Annex I and Annex II to Strategic Alliance Agreement, as amended, December 10, 1997, and Termination of Annex III to Strategic Alliance Agreement, August 20, 1999
69) Joint Development Agreement between Intelligent Automation, Inc. and Burleigh Instruments, Inc., January 23, 1997
70) Agreement between Burleigh Instruments, Inc. and MicroE Inc. for development and reselling of Ultra High Vacuum Position Encoders, April 17, 1998
71) Agreements between Intelligent Automation and Burleigh Instruments, Inc., November 28, 1994 and December 21, 1994
72)      UCLA Contract dated September 1, 2000
73)      Department of the Air Force AFMC Contracts dated June 22, 2000
74) Salary Continuation Plans and Noncompete Agreements with William G. May and Robert G. Klimasewski, each dated April 17 1989
75)      Compaq Computer Services Agreement (and services rendered) dated April
         2000
76) Williams Communications Solutions Telephone Systems Renewal Contract Charges dated February 14, 2000
77)      Forte Software Support Agreement dated October 11, 1999
78)      Liebert Global Services Agreement
79)      Iron Mountain Data Base Update
80)      LaDue Architects, A.I.A., August 16, 1999
81)      RONCO Purchase Agreement, September 18, 2000
82)      KeyCorp Equipment Leasing Agreement dated July 26, 2000

83)      Xerox Lease Agreements for Two Copiers/Printers dated July 25, 2000
84)      Purchase Order for Melles Griot dated June 16, 2000
85)      Purchase Order for Surmotech dated July 14, 2000
86)      Purchase Order for Surmotech dated September 15, 2000
87)      Purchase Order for Heidenhan Corp. dated November 3, 2000
88)      Purchase Order for API Motion Inc. dated October 6, 2000
89)      Purchase Order for Noritake dated October 31, 2000
90)      Purchase Order for JDS Uniphase Corp. dated July 17, 2000
91)      Purchase Order for Technical Applications Association dated December 1,
         2000
92)      Purchase Order for Arrow Electronics dated November 29, 2000
93) Producer Loan Agreements between Burleigh Instruments, Inc. and Burleigh DISC, Inc.:
                  a)       Dated April 1, 1994 for $17,200.00
                  b)       Dated February 28, 1995 for $440,000.00
                  c)       Dated February 28, 1997 for $207,250.00
                  d)       Dated April 1, 1998, for $273,700.00

                                SCHEDULE 2.15(A)

                          BREACHES OF COMPANY CONTRACTS
                          -----------------------------

1) Sublease Agreement between Fishers Development Company and Burleigh Instruments, Inc., September 1, 2000
2)       Environmental Compliance and Indemnification Agreement, September 1,
         2000
3) Agency Compliance Agreement between Ontario County I.D.A. and Burleigh Instruments, Inc., September 1, 2000
4) Inducement Agreement among Ontario County I.D.A., Fishers Development Company and Burleigh Instruments, Inc., September 1, 2000
5) Guaranty Agreement from Fishers Development Company and Burleigh Instruments, Inc. to Ontario County I.D.A. and The Huntington National Bank, September 1, 2000
6) Continuing Guaranty from Burleigh Instruments, Inc. to KeyBank N.A., September 22, 2000
7) Sublease Agreement between Fishers Development Company and Burleigh Instruments, Inc., January 1, 1978
8) Sublease Agreement between Fishers Development Company and Burleigh Instruments, Inc., First Amendment, April 8, 1993
9) Sublease Agreement between Fishers Development Company and Burleigh Instruments, Inc., Second Amendment, March 10, 1998
10) Guaranty of Payment and Performance between Burleigh Instruments, Inc. and KeyBank N.A., April 15, 1998
11) Term Loan Agreement between Burleigh Instruments, Inc. and KeyBank, April 8, 1993
12) Promissory Note in the principal amount of $786,000 made by Burleigh Instruments, Inc. to KeyBank N.A., April 8, 1993
13) Burleigh Instruments, Inc. Capital Grant from Empire State Development, March 24, 2000
14)      Ontario County RIF Loan Application
15) Business Loan Agreement between KeyBank N.A. and Burleigh Instruments, Inc., September 22, 2000
16) Commercial Security Agreement and Promissory Note between KeyBank N.A. and Burleigh Instruments, Inc., July 18, 2000
17)      NASA SBIR Phase II Contract, March 12, 1999
18)      Department of the Air Force Contract, June 22, 2000
19)      UCLA Subcontract to Air Force Contract, October 9, 2000
20) USHIO Research Institute of Technology Inc. Development Agreement, March 11, 1998
21) EXFO Electro-Optical Engineering Inc. Strategic Alliance Agreement, July 3, 1997, Annex I and Annex II to Strategic Alliance Agreement, as amended, December 10, 1997, and Termination of Annex III to Strategic Alliance Agreement, August 20, 1999
22)      Package Insurance, Zurich Group, Policy # CMM 31725527, August 1, 2000
23)      Automobile Insurance, Zurich Group, Policy # CMM 31725527, August 1,
         2000
24) Workers' Compensation Insurance, Zurich Group, Policy # TC1 95562931, August 1, 2000
25)      Umbrella Insurance, Zurich Group, Policy # UBA 95469814, August 1, 200
26) Directors and Officers Insurance, Zurich Group, Policy # 473-11-57, August 1, 2000
27) Producer Loan Agreements between Burleigh Instruments, Inc. and Burleigh DISC, Inc.:
                  a)       Dated April 1, 1994 for $17,200.00
                  b)       Dated February 28, 1995 for $440,000.00
                  c)       Dated February 28, 1997 for $207,250.00
                  d)       Dated April 1, 1998, for $273,700.00

                                SCHEDULE 2.15(B)

         Please refer to the Licenses listed in Schedule 2.13(A).


                           EMBEDDED SOFTWARE LICENSES
                           --------------------------

         The Company includes on certain of its products embedded software owned by third-parties and distributed by the Company pursuant to a license.


                      CONTRACTS RESTRICTING SALES TERRITORY
                      -------------------------------------


1)       Titan Electro-Optics Co., Ltd. Distributor Agreement dated January 1,
         2000
2)       MJL Crysteck, Inc. Distributor Agreement dated June 25, 1999
3)       SE Technologies Corporation Distributor Agreement dated February 26,
         1999
4)       Athens Scientific Representatives Distributor Agreement dated December
         8, 1998
5)       Daekhon International, Inc. Distributor Agreement dated November 1,
         1998
6)       NPI GmbH Distributor Agreement dated October 1, 1998
7)       Titan Electro-Optics Co., Ltd. Distributor Agreement dated January 1,
         1998
8)       Kuo Yang Scientific Corporation Distributor Agreement dated December
         15, 1997
9)       Schmidt Scientific Distributor Agreement dated November 1, 1997
10)      2M Strumenti S.r.l. Distributor Agreement dated July 1, 1997
11)      Gamma Optronic AB Distributor Agreement dated February 1, 1997
12)      MD Scitech Ltd. Distributor Agreement dated February 1, 1997
13)      Optilas GmbH Distributor Agreement dated February 14, 1995
14)      Mestec AS Distributor Agreement dated October 1, 1993
15)      Indeco Distributor Agreement dated February 1, 1993
16)      Opto Electronica S/A Distributor Agreement dated February 1, 1992
17)      Atlaser di Distributor Agreement dated June 1, 2000

                                  SCHEDULE 2.16

                                    INSURANCE
                                    ---------

--------------------------------------------------------------------------------
INSURANCE           POLICY                       POLICY          EFFECTIVE
COMPANY             TYPE                         NUMBER          DATE
--------------------------------------------------------------------------------
Zurich Group        Commercial Property and      CMM 31725527    August 1, 2000
                    General Liability Insurance
--------------------------------------------------------------------------------
Zurich Group        Automobile Insurance         CMM 31725527    August 1, 2000

--------------------------------------------------------------------------------
Zurich Group        Workers' Compensation        TC1 95562931    August 1, 2000
                    Insurance
--------------------------------------------------------------------------------
Zurich Group        Umbrella Insurance           UBA 95469814    August 1, 2000

--------------------------------------------------------------------------------
Zurich Group        Directors and Officers       473-11-57       August 1, 2000
                    Insurance
--------------------------------------------------------------------------------

                                  SCHEDULE 2.17
                                  -------------

-----------------------------------------------------------------------------------------------------------------------------
BURLEIGH INSTRUMENTS                              DECEMBER 1, 2000                   BONUS IS ON A CASH BASIS
                                                                                        HIRE               ANNUAL        YTD
DEPT      EMPLOYEE                                     TITLE                            DATE               SALARY       BONUS
-----------------------------------------------------------------------------------------------------------------------------
5500     Adams, Larry                            ElectronicTechnician                10/25/1999            31,200       5,664
5500     Adler, Curtis                           Electronic Technician                3/12/2000            29,120       2,014
6600     Alongi, Anthony                      Customer Service Technician             3/20/2000            37,440       6,615
6100     Amarel, Anthony    *                   Regional Sales Manager                8/7/2000             40,000           0
7000     Anne, Wendy                              Order Entry Manager                10/30/2000            45,000           0
7000     Battisti, Peter                        Vice President, Finance               8/1/1986            110,000      25,983
5500     Bell, Armond                            Mechanical Assembler                 6/1/1999             18,720       4,395
8100     Bennett, Lonnie                      Senior Mechanical Designer              4/13/1992            58,850      13,555
5900     Blair, Robert                     Senior Manufacturing Engineering           2/3/1986             65,000      15,085
5800     Blend, James                                Senior Buyer                     1/12/1998            45,318      10,609
7000     Block, Kristofer                        PC Support Specialist                4/17/2000            33,280       5,429
8200     Burns, Robert                           Sr. Software Engineer               10/16/2000            80,000           0
8100     Chapman, Mark                         Senior Software Engineer               1/4/1999             72,000      16,727
6500     Clapper, David                    Electronic Communications Manager          9/5/2000             55,000       3,308
5800     Clark, Lawrence                          Purchasing Manager                  6/28/1982            55,016      13,017
5500     Conway, Timothy                Group Leader/Sr. Electronic Technician       11/20/1989            37,440       8,408
8100     Craghead, Michael                      Manager of Engineering                1/5/1998             73,000      16,580
8200     Culhane, Robert                          Electrical Engineer                 6/10/1996            45,150      10,333
6100     Dera, Peter           *                Regional Sales Manager                3/6/2000             40,000           0
8100     Dickinson, William                        Optical Engineer                   6/25/1979            55,000      12,480
8200     Dobbelaere, Donald                     Manager of Engineering                9/22/1997            65,400      14,592
8200     Duver, Frank                             Mechanical Engineer                 6/23/1999            55,650      12,581
5800     Edwards, Jonathan                        Traffic Coordinator                 4/21/1992            28,496       6,841
8100     Fanton, Kenneth                        Sr. Electrical Engineer               4/8/1991             63,000      14,551
5200     Farchione, Marcia                     Group Leader (PART TIME)               3/1/1983             23,712       5,566
7500     Farrell, David                                President                      5/22/1977           122,446      42,870
8200     Fasick, John                         Senior Mechanical Engineer              5/4/1998             63,000      14,551
6200     Friedrich, Edward               Worldwide Manager, Sales & Marketing         8/2/1996             89,042      12,664
5800     Gliewe, Mary                         Buyer/Expeditor (PART TIME)             12/8/1980            19,000       4,580
7000     Goodman, Carol                              Receptionist                     9/11/2000            20,800           0
7500     Gornall, William                     Vice President, Technology             10/24/1977           100,340      31,179
7000     Graf, Michael                     Manager of Information Technology          2/16/1996            73,500      16,753
5400     Guarino, Joseph                        Machine Shop Supervisor               3/13/1978            47,000      10,866
6200     Guidarelli, Thomas                        Software Engineer                  12/6/1999            75,000       8,873
6100     Haas, Fred             *            North American Sales Manager             2/1/1996             55,000           0
6500     Hayman, Bonnie                      Technical Writer (PART TIME)             1/4/1999             38,938       9,061
6200     Henderson, David                   Director, Positioning Products            8/12/1991           100,000      13,799
5900     Henry, Loretta                        Manufacturing Supervisor              12/23/1974            50,000      11,683

-----------------------------------------------------------------------------------------------------------------------------
BURLEIGH INSTRUMENTS                              DECEMBER 1, 2000                   BONUS IS ON A CASH BASIS
                                                                                        HIRE               ANNUAL        YTD
DEPT      EMPLOYEE                                     TITLE                            DATE               SALARY       BONUS
-----------------------------------------------------------------------------------------------------------------------------
8100     Hereth, Jeffrey                      Mechanical Design Engineer              2/28/2000            44,000       3,837
6100     Hersom, Walter       *                 Regional Sales Manager                5/17/1999            40,000           0
8100     Houk, Michael                          Senior Optical Engineer               6/30/1993            80,250      17,970
6200     Jarvie, Donald          *              Worldwide Sales Manager               3/8/1993             50,000           0
5500     Jobson, Kim                        Mechanical/Electronic Assembler           1/4/1999             19,760       4,900
8100     Kavcak, Alexander                     Senior Software Engineer               7/10/2000            67,500       5,886
6500     Kelsey, Jean                         Sales & Marketing Assistant             4/10/1985            30,285       6,405
7500     Klimasewski, Robert                           DIRECTOR                       8/1/1972             95,000           0
6600     Klimasewski, Timothy                Director, Marketing Services            12/23/1989            78,750      19,486
5900     Klinger, Charles                Manager of Manufacturing Engineering         9/11/2000            75,000           0
8200     Kloiber, George                          Mechanical Designer                 12/6/1999            40,400       4,797
6200     Knight, Ellen             *             Sales Representative                 6/3/1996             30,000           0
6100     Kondziela, M. Jeffrey    *            Product Marketing Manager              5/24/1999            70,000           0
6600     Kost, Ann                           Customer Services Coordinator            4/19/1999            33,000       9,694
7000     Kowulich, Beverly                        Accounting Manager                  3/21/1977            53,000      13,378
6600     Kruly, Paul                           Customer Service Engineer              8/31/1981            51,000      11,354
5100     Laird, Tammy                                Group Leader                    10/20/1986            31,200       7,077
7000     Licata, Ignatius                       Database Administrator                10/9/2000            65,000       1,803
8500     Lombard, Matthew                   Manager of Engineering Services           9/18/2000            55,000           0
5900     Lusk, Barbara                           Production Expediter                 4/24/2000            24,960         692
6200     Marchese-Ragona, Silvio          Mgr, Applications Develp & Systems          9/29/2000            90,000       4,162
                                                      Integration
7500     May, William                                  DIRECTOR                       8/1/1972             95,000           0
7000     McKee, Ann                          Order Entry Clerk (PART TIME)            6/7/1999             20,800       4,442
5500     McMyne, Christopher                     Electronic Assembler                 5/30/2000            17,680           0
5200     Merlau, Lisa                            Mechanical Assembler                 2/18/1985            29,640       6,979
6100     Nader, Nabil          *              International Sales Manager             9/5/2000             50,000           0
5400     Nothnagle, Joseph                           CNC Operator                     2/6/1996             29,120       7,024
5200     Patterson, Amy                          Mechanical Assembler                12/20/1999            18,928       3,080
5900     Payne, Cynthia                        Director of Manufacturing             12/12/1979            89,000      22,345
5100     Perry, Lyn                              Electronic Assembler                 2/22/2000            16,640       1,951
5100     Pierce, Sharon                          Mechanical Assembler                 12/8/1997            19,968       4,467
7000     Polakiewicz, Sheree                       Order Entry Clerk                  7/10/2000            22,880         846
8200     Powers, Galen                   Program Manager of Government Funded         9/25/2000            65,000           0
                                                       Projects
5100     Rayburn, Justin                       Electronic Technician H30              11/3/1997            30,576       6,894
6500     Reynolds, Melody                     Manager, Marketing Services             1/10/2000            64,000      12,681
5500     Rosato, Michael                         Electronic Technician                10/2/2000            31,200           0
6100     Samoriski, Brian               Director, Optical Instruments Division        7/1/1997            103,000      28,194
6200     Sargent, Mathew  *                        Sales 3/3/2000tative                                    30,000           0

-----------------------------------------------------------------------------------------------------------------------------
BURLEIGH INSTRUMENTS                              DECEMBER 1, 2000                   BONUS IS ON A CASH BASIS
                                                                                        HIRE               ANNUAL        YTD
DEPT      EMPLOYEE                                     TITLE                            DATE               SALARY       BONUS
-----------------------------------------------------------------------------------------------------------------------------
7000     Schnitzer, Laurie                       Human Resources Clerk                4/17/2000            22,880         846
5100     Schutt, William                          Optical Technician                  5/1/1978             39,350       9,375
7000     Searls, Lynn                         Manager of Human Resources              5/1/1998             61,500      14,165
5900     Shepardson, Alan                    Manager, Production Planning             1/16/1995            52,000      12,185
8200     Shirley, Thomas                         Electronic Technician                9/29/1997            35,000       8,297
6600     Singley, Joseph                           Optical Engineer                   6/26/2000            44,000           0
5400     Skirvin, Chester                          Instrument Maker                   6/22/1989            41,392       9,872
8200     Smith, James                           Sr. Electrical Engineer               1/24/2000            70,000      13,870
5800     Smothers, Ruth                              Buyer/Planner                   11/21/1995            35,700       8,579
8500     Snow, Cynthia                            Mechanical Designer                 2/11/1998            40,414       9,178
6500     Supinski, Peter                           Graphics Designer                 10/20/1997            56,675      12,700
5400     Switzer, Paul                              CNC Programmer                    3/21/1989            40,414       9,493
5100     Szydlowski, Alan                      Electro/Optics Technician              8/2/1999             31,200       6,637
5200     Terwilliger, Timothy                    Mechanical Assembler                 8/22/1988            29,640       6,882
5900     Theodorsen, John                       Manufacturing Engineer                1/5/1998             57,200      13,363
6200     Tolbert, Mark          *               Worldwide Sales Manager               5/24/1999            50,000           0
5900     Townsend, Robert                       Manufacturing Engineer                9/28/1987            60,900      13,997
7000     Trudeau, Marjorie                           Accountant II                    6/14/1984            29,846       6,996
6200     Viggiano III, Dan                    Product Development Manager             6/20/1997            50,820      11,684
5200     White, Mabel                            Mechanical Assembler                10/20/1997            29,120       5,752
5800     White, Timothy                           Traffic Coordinator                 6/12/2000            18,200         673
5200     Wiedrick, Michele                       Mechanical Assembler                11/16/2000            19,760           0
6600     Willis, Terleta                      Customer Service Technician             8/7/2000             40,400       3,523
8100     Worek, Keith                            Electronics Engineer                 7/1/1987             49,000      11,565
8200     Xu, Qin                                Applications Scientist                2/16/1999            57,750      12,973
6200     Yoffee, Susan                         Administrative Assistant              12/30/1994            27,040       6,462
6600     Zobel, James                          Customer Service Engineer              5/2/1983             51,000      11,892

         *    plus commission                                               TOTAL                       5,115,596     832,515


All employees of Burleigh Instruments are located in Fishers, New York.

                                  SCHEDULE 2.18

                                  COMPANY PLANS
                                  -------------


1) Welfare Plan for Employees for Burleigh Instruments, Inc., amended and restated as of January 1, 1998
2) Burleigh Instruments, Inc. 401(K) Profit Sharing Plan, amended and restated as of October 1, 1999
3) Executive Group Carve Out "Split Dollar" Life Insurance Plans for R. Klimasewski, W. May, P. Battisti, W. Gornall and D. Farrell
4)       "Key Management" Life Insurance Policies with Security Mutual Life for
         W. Gornall and D. Farrell
5) Salary Continuation Plans and Noncompete Agreements with William G. May and Robert G. Klimasewski, each dated April 17 1989
6) Burleigh Instruments, Inc. Fringe Benefits Plan and Policies Enacted Pursuant to the Employee Handbook
7)       Burleigh Instruments, Inc. Health & Dental Plan
8)       Burleigh Instruments, Inc. Life Insurance
9)       Burleigh Instruments, Inc. Disability Plan
10)      Burleigh Instruments, Inc., Employee Term Life Coverage
11)      Burleigh Instruments, Inc., Long Term Disability Coverage
12)      Burleigh Instruments, Inc., Management Bonus Plan
13)      Burleigh Instruments, Inc., Workers' Compensation Plan
14)      Burleigh Instruments, Inc., Life Insurance Plan
15) Burleigh Instruments, Inc., Cafeteria Plan (expected implementation date January 1, 2001)
16) Burleigh Instruments, Inc., Recruitment Bonus Plan (expected implementation date January 1, 2001)
17) Burleigh Instruments, Inc., Referral Bonus Plan (expected implementation date January 1, 2001)

                                  SCHEDULE 2.20
                                  -------------

CURRENT LEASES
--------------

1)       Burleigh Instruments, Inc.:
         a)       Burleigh Park, 7647 Main Street, Fishers, NY 14453
         b)       Ten Mini Storage Units, for month to month terms, totaling
                  $980/month.


PROPERTY PREVIOUSLY OWNED WITHIN THE LAST FIVE YEARS
----------------------------------------------------

2) Burleigh Instruments (U.K.), Ltd.: 9 Allied Business Centre, Coldharbour Lane, Harpenden, Herts. AL5 4UT, U.K.

                                SCHEDULE 2.21(C)

                              ENVIRONMENTAL PERMITS
                              ---------------------


1) New York State Department of Health Permit for Use of Hypodermic Syringes dated May 12, 1981.

                                  SCHEDULE 2.22

                       TRANSACTIONS WITH THE SHAREHOLDERS
                       ----------------------------------

1) Producer Loan Agreements between Burleigh Instruments, Inc. and Burleigh DISC, Inc.:
                  a)       Dated April 1, 1994 for $17,200.00
                  b)       Dated February 28, 1995 for $440,000.00
                  c)       Dated February 28, 1997 for $207,250.00
                  d)       Dated April 1, 1998, for $273,700.00

2)       Sublease Agreement with Fishers Development Company dated September 1,
         2000

3) MAXCIM software program sublicensed from William G. May and Robert G. Klimasewski

4) Shareholders Agreement among Robert G. Klimasewski, William G. May and Burleigh Instruments, Inc., April 17, 1989. This Agreement restricts the transfer of shares by granting an option to purchase the shares first to the other shareholders and then to Burleigh Instruments, Inc.

5) Stock Purchase Agreement among David J. Farrell, William S. Gornall, Robert G. Klimasewski and William G. May, May 12, 2000. Farrell and Gornall have pledged their shares pursuant to a pledge agreement dated May 12, 2000 to secure payment of certain promissory notes.

                                  SCHEDULE 2.23

                              CAPITAL EXPENDITURES
                              --------------------


--------------------------------------------------------------------------------
                        COST OF PROJECT FOR NEW BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BUILDING CONSTRUCTION COSTS                       $   1,799,617.00
--------------------------------------------------------------------------------
EXISTING BUILDING COSTS                           $     200,000.00
--------------------------------------------------------------------------------
PROFESSIONAL FEES AND OTHER COSTS                 $     297,285.00
--------------------------------------------------------------------------------
PRODUCTION EQUIPMENT                              $     200,628.00
--------------------------------------------------------------------------------
TOTAL                                             $   2,497,530.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ADDITIONAL COSTS
--------------------------------------------------------------------------------
LEASING EQUIPMENT THROUGH KEY CORPORATE           $     800,000.00
CAPITAL (APPROXIMATE TOTAL)
--------------------------------------------------------------------------------
PRESENT LEASE LINE OF CREDIT ALREADY DRAWN        $     300,000.00
(APPROXIMATE)(APPROXIMATE)
--------------------------------------------------------------------------------

                                  SCHEDULE 2.24

                                   USE OF NAME
                                   -----------


None

                                  SCHEDULE 4.1

                       CONDUCT OF BUSINESS BY THE COMPANY
                       ----------------------------------


None

                                                                 SCHEDULE 5.2(H)


                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") dated as of _________, 2000 is entered into by and between Burleigh Instruments, Inc., a corporation having its principal place of business at 7647 Main Street, Fishers, New York, U.S.A. (the "Corporation") and [name](the "Employee").



                               TERMS OF AGREEMENT
                               ------------------


In consideration of this Agreement and the continued employment of the Employee by the Corporation, the parties agree as follows :


1.       EMPLOYMENT

         The Corporation hereby agrees to employ Employee, on a full-time basis commencing on or about _________, 2000, to act as [title] of the Corporation and to perform such acts and duties and furnish such services to the Corporation in connection with and related to that position as is customary for persons with similar positions in like companies, as the [title] shall from time to time reasonably direct. Employee hereby accepts said employment. Employee shall use his best and most diligent efforts to promote the interests of the Corporation; shall discharge his duties in a highly competent manner; and shall devote his full business time and his best business judgement, skill and knowledge to the performance of his duties and responsibilities hereunder. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if such activities do not materially interfere with the services required under this Agreement. Employee shall report to the [title] of the Corporation.


2.       COMPENSATION AND BENEFITS

         2.1      SALARY

                  During the term of this Agreement, the Corporation shall pay Employee the remuneration indicated in Schedule A. The Employee's remuneration may be adjusted upwards in accordance with the Corporation's policies and procedures.

         2.2      DISCRETIONARY BONUS

                  During the term of this Agreement, the Employee may participate in such bonus plan or plans of the Corporation as the Board of Directors of the Corporation may approve for the Employee. Nothing contained in this Section 2.2 shall be construed to require the Board of Directors to approve a bonus plan or in any way grant to Employee the right to receive bonuses not otherwise approved.

         2.3      BENEFITS

                  During the term of this Agreement, the Employee shall receive such benefits as customarily provided to other officers and employees of the Corporation. Details of such benefits as of the date hereof are set forth in Schedule B of this Agreement.

         2.4      VACATION

                  Employee may take paid vacation during each year as set forth in Schedule A at such times as shall be consistent with the Corporation's vacation policies and (in the Corporation's judgement) with the Corporation's vacation schedule for officers and other employees.

         2.5      EXPENSES

                  Pursuant to the Corporation's customary policies in force at the time of payment, Employee shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorised expenses properly incurred by him on the Corporation's behalf in the performance of his duties hereunder.

3.       TERMINATION

         3.1      UNDERTAKING BY EMPLOYEE

                  The Employee hereby undertakes not to voluntarily terminate his employment with the Corporation for a period of two (2) years from the date hereof and acknowledges that in the event that he does so terminate this Agreement, certain penalties shall be payable by him, as set forth in the Agreement of Merger and Plan of Reorganization, entered into by the Employee, the Corporation and certain other parties on [date].

         3.2      DISABILITY

                  If during the term of this Agreement, Employee becomes ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties (a) for a period in excess of one hundred and eighty (180) consecutive days, or (b) for more than one hundred eighty (180) days in any consecutive twelve
                  (12) month period and this incapacity has not been remedied by the end of the twelfth (12th) month of such consecutive twelve
                  (12) month period, then the Corporation shall have the right to terminate this Agreement, subject only to applicable laws, on thirty (30) day's notice to Employee. Termination pursuant to this Section 3.1 shall not affect any rights Employee may otherwise have under any disability insurance policies in effect at the time of such termination.

         3.3      DISCHARGE FOR CAUSE

                  The Corporation may discharge Employee and terminate his employment under this Agreement for cause without further liability to the Corporation by a majority vote of the Board of Directors of the Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. As used in this Section 3.2, "cause" shall mean any or all of the following;

                  (a) gross or wilful misconduct of Employee during the course of his employment;

                  (b) conviction of any criminal offence involving dishonesty, breach of trust or moral turpitude during the term of this Agreement; or

                  (c) Employee's breach of any of the material terms of this Agreement.

         3.4      TERMINATION WITHOUT CAUSE

                  Upon thirty (30) days prior written notice, the Corporation may terminate this Agreement without cause by a majority vote of the Board of Directors of the Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. The Corporation shall incur no liability in this regard except that it shall continue to pay Employee the remuneration set forth in Schedule A at his then current rate for a six (6) month period after termination if termination shall occur prior to the events mentioned in Section 3.4.

         3.5      TERMINATION FOLLOWING MERGER OR ACQUISITION

                  Notwithstanding Section 3.4, if the Corporation merges or consolidates with another corporation, if substantially all of the assets of the Corporation are sold, if a majority of the outstanding stock of the Corporation is acquired by another person, or if the control of the Corporation's majority shareholder changes (a "Triggering Event") and Employee's employment is subsequently terminated by the Corporation or surviving entity other than for cause as described in 3.2, Employee shall be entitled to severance benefits as described below based on the length of service with the Corporation since the Triggering Event:

                  LENGTH OF SERVICE SINCE THE          SEVERANCE BENEFITS
                  ---------------------------          ------------------
                  TRIGGERING EVENT
                  ----------------
                  0 to 12 months                       12 months' remuneration
                                                       plus health benefits;
                  more than 12 months                  6 months' remuneration
                                                       plus health benefits;

                  For purposes of this Section 3.5, Employee shall be entitled to treat a material demotion in title or function as termination under this Section 3.5, but only if Employee expressly so notifies the Corporation and terminates his employment hereunder within thirty (30) days of such demotion or relocation. If Employee is offered a substantially similar position with the surviving entity, Employee's refusal to accept such position shall not be treated as subject to this Section 3.5, but rather shall be treated as a voluntary termination by Employee under Section 3.6.

         3.6      VOLUNTARY TERMINATION BY EMPLOYEE

                  In the event of voluntary termination by Employee after a period of two (2) years from the date hereof, Employee shall be entitled only to those amounts that have accrued to the date of termination in accordance with the terms hereof or are expressly payable under the terms of the Corporation's applicable benefit plans or are required by applicable law. The Corporation may, in its sole and absolute discretion, confer such other benefits or payments as it determines, but Employee shall have no entitlement thereto


4.       MISCELLANEOUS

         4.1      INSURANCE

                  The Corporation hereby represents that it is presently the holder of directors and officers insurance in an amount and having a coverage that is recommended by its legal advisors and insurance broker as adequate taking into account the status of the Corporation, its size and the nature of its activities. The Corporation undertakes to ensure that such insurance shall remain in force throughout the term of this Agreement and in the event such insurance is cancelled, the Corporation shall immediately advise the Employee in writing.

         4.2      ADDITIONAL AGREEMENTS

                  Upon execution of this Agreement, the Employee shall execute and deliver to the Corporation, unless previously delivered, an Exclusivity, Confidentiality, Assignment of Work Product, Non-Competition and Non-Solicitation Agreement.

         4.3      NOTICES

                  Any notice or communication given by any party hereto to the other party shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

         4.4      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter, provided, however that nothing in this Agreement shall affect the Employee's obligations under the Exclusivity,

                  Confidentiality, Assignment Of Work Product, Non-Competition And Non-Solicitation Agreement signed by the Employee.

         4.5      AMENDMENT WAIVER

                  This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

         4.6      BINDING EFFECT, ASSIGNMENT

                  Employee's rights or obligations under this Agreement may not be assigned by Employee. The rights and obligations set forth in this Agreement shall bind and inure to the benefit of the Corporation and its successors and assigns. The Corporation will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it as if no such event had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as herein before defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         4.7      HEADINGS

                  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         4.8      GOVERNING LAW, INTERPRETATION

                  This Agreement shall be construed in accordance with and governed for all purposes by the laws applicable in the State of New York. Service of process in any dispute shall be effective (a) upon the Corporation, if service is made on any officer of the Corporation other than the Employee; (b) upon the Employee, if served at Employee's residence last known to the Corporation with an information copy to the Employee at any other residence, or care of a subsequent employer, of which the Corporation may be aware.

         4.9      FURTHER ASSURANCES

                  Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

         4.10     SEVERABILITY

                  If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement



         BURLEIGH INSTRUMENTS, INC.



         BY:   ________________________           _____________________________
               GERMAIN LAMONDE

                                   SCHEDULE A
                                       TO
                              EMPLOYMENT AGREEMENT

                            REMUNERATION AND VACATION
                            -------------------------


1.       REMUNERATION






2.       VACATION

         ______ weeks of paid vacation annually.

                                   SCHEDULE B
                                       TO
                              EMPLOYMENT AGREEMENT

                                    BENEFITS
                                    --------



         The Employee shall continue to be entitled to the same benefits as those in force prior to the date hereof. It is expected that this package will evolve in the future.

                                                                 SCHEDULE 5.2(I)

                                                              ____________, 2000



EXFO ELECTRO-OPTICAL ENGINEERING INC.
465 Godin Avenue
Vanier QC  G1M 3G7



RE: AGREEMENT OF MERGER AND PLAN OF REORGANIZATION BETWEEN EXFO ELECTRO-OPTICAL ENGINEERING INC. ("EXFO"), EXFO SUB, INC. , BURLEIGH INSTRUMENTS, INC. (THE "COMPANY") AND ALL OF THE SHAREHOLDERS OF THE COMPANY (THE "TRANSACTION")
--------------------------------------------------------------------------------


Dear Sirs:

The undersigned shareholder of the Company understands that an Agreement of Merger and Plan of Reorganization (the "Agreement") will be executed by the Shareholders of the Company named therein. As consideration for the Transaction, the Shareholders shall receive subordinate voting shares of EXFO (the "Buyer Shares"). Of the o Buyer Shares received by the undersigned in the Transaction,
o Buyer Shares representing 52% of the Buyer Shares so received by the undersigned are not subject to the Lock-Up Obligation (as such term is defined below), subject to regulatory resale restrictions of the competent securities regulators and the remaining o Buyer Shares received in the Transaction, representing 48% of the Buyer Shares received by the undersigned, shall be subject to the Lock-Up Obligation as set forth below (the "Lock-Up Buyer Shares")

1. In recognition of the benefit that the Transaction will confer upon the undersigned as a shareholder of EXFO, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with EXFO that the undersigned will not, without the prior written consent of EXFO, directly or indirectly, (i) offer, pledge, sell (including any sale pursuant to Rule 144 under the SECURITIES ACT of 1933, as amended), contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer the Lock-Up Buyer Shares (including, without limitation, Buyer Shares which may be deemed to be beneficially owned by such shareholder in accordance with the rules of the Securities and Exchange Commission or the securities legislation of any province or territory of Canada and Buyer Shares that may be issued upon exercise of any option or warrant) or any securities convertible into or exchangeable or exercisable for Buyer Shares, now owned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement or prospectus with respect to any of the foregoing (other than as set forth in the

         Agreement) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Buyer Shares, whether any such swap or Transaction is to be settled by delivery of shares or other securities, in cash or otherwise; (collectively the "Lock-Up Obligation"). The Lock-Up Obligation shall be released as to 8% on each date which is two days following the release by EXFO of its quarterly financial statements for the next following six quarters after June 29, 2001.

The undersigned understands that EXFO will proceed with the Transaction in reliance upon this Lock-Up Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's registrar and transfer agent against the transfer of Buyer Shares held by the undersigned except in compliance with the foregoing restrictions.

This Lock-Up Letter Agreement has been entered into on the date first written above. This Lock-Up Letter Agreement shall be governed by the laws of the State of New York.


Very truly yours,


_____________________________
David J. Farrell